Exhibit 99.1

HANCOCK HOLDING COMPANY

401(k) SAVINGS PLAN AND TRUST AGREEMENT

Amended and Restated

Effective January 1, 2017

HANCOCK HOLDING COMPANY 401(k) SAVINGS PLAN

AND TRUST AGREEMENT

TABLE OF CONTENTS

TITLE	PAGE

INTRODUCTION		1

ARTICLE I CONTINUANCE OF TRUST		1

ARTICLE II PLAN FOR EXCLUSIVE BENEFIT OF EMPLOYEES		2
2.01	Type of Plan	2
2.02	Return of Contributions	2
2.03	Exclusive Benefit of Employees	2
2.04	Whitney 401(k) Plan	2

ARTICLE III DEFINITIONS		2
3.01	Adverse Benefit Determination	2
3.02	Affiliated Employer	3
3.03	Aggregation Group	3
3.04	Alternate Payee	3
3.05	Appeals Committee	3
3.06	Beneficiary	3
3.07	Benefits Committee	4
3.08	Board of Directors	4
3.09	Break in Service	4
3.10	Claim For Benefits	4
3.11	Claimant	4
3.12	Code	4
3.13	Compensation	4
3.14	Determination Date	5
3.15	Disability	5
3.16	Early Retirement Date	5
3.17	Effective Date	5
3.18	Elective Deferral	5
3.19	Elective Deferral Account	5
3.20	Eligible Employees	5
3.21	Employee	6
3.22	Employer	6
3.23	Employer Stock	6
3.24	ERISA	6
3.25	Fiduciary(ies)	6
3.26	Forfeiture	6
3.27	Fund	7
3.28	Hancock Profit Sharing Contribution Account	7
3.29	HHC Safe Harbor Contribution	7
3.30	HHC Safe Harbor Contribution Account or HHC Safe Harbor Matching Account	7
3.31	Highly Compensated Employee	7
3.32	Hour of Service	7
3.33	Investment Committee	9
3.34	Investment Manager	9

i

TITLE	PAGE

3.35	Key Employee	9
3.36	Leased Employee	9
3.37	Limitation Year	10
3.38	Matching Contribution	10
3.39	Matching Contribution Account	10
3.40	Net Earnings	10
3.41	Non-Highly Compensated Employee	10
3.42	Non-Key Employee	10
3.43	Normal Retirement Date	10
3.44	Participant	10
3.45	Plan	10
3.46	Plan Administrator	10
3.47	Plan Year	10
3.48	Qualified Domestic Relations Order (Order)	11
3.49	Qualified Military Service	11
3.50	Rollover Account	11
3.51	Section 415 Compensation	11
3.52	Service	13
3.53	Severance from Employment	13
3.54	Sponsor	13
3.55	Spouse	13
3.56	Top Heavy Plan	13
3.57	Top Heavy Ratio	14
3.58	Transfer Account	15
3.59	Trustee	15
3.60	USERRA	15
3.61	Valuation Dates	15
3.62	Whitney 401(k) Plan	15
3.63	Whitney Profit Sharing Account	15
3.64	Whitney Safe Harbor Account	16
3.65	Whitney Thrift Incentive Account	16
3.66	Year of Service	16

ARTICLE IV PLAN ADMINISTRATION		16
4.01	Administrators/Named Fiduciaries	16
4.02	Communications	16
4.03	Additional Duties and Authority of Plan Administrator	16
4.04	Claims Procedure	17
4.05	Bond	19
4.06	Reliance on Information	19
4.07	Sponsor Responsibility	19

ARTICLE V ELIGIBILITY, DEFERRAL ELECTION AND DEFERRAL LIMITATION		20
5.01	Eligibility	20
5.02	Rehires	20
5.03	Change of Employee Classification	20
5.04	Deferrals	20
5.05	Automatic Deferrals	20
5.06	Revocation/Change	21

TITLE	PAGE

5.07	Deferral Limitations	21
5.08	Catch-up Contributions	21
5.09	Crediting of Deferrals	21
5.10	Form of Elections	21
5.11	Testing	22

ARTICLE VI PARTICIPATION		22
6.01	Terms of Plan	22
6.02	Cessation of Participation	22

ARTICLE VII CONTRIBUTIONS		22
7.01	Elective Deferrals	22
7.02	HHC Safe Harbor Contributions	22
7.03	Rollovers/Transfers	22
7.04	Annual Additions	24
7.05	Suspension of Elective Deferrals	24
7.06	Testing	25

ARTICLE VIII ALLOCATION OF NET EARNINGS		25
8.01	Allocation Method	25
8.02	Equitable/Nondiscriminatory Allocation	25
8.03	Fees and Expenses	25

ARTICLE IX ALLOCATION OF EMPLOYER CONTRIBUTIONS		26
9.01	Allocation of Elective Deferrals	26
9.02	Allocation of Matching Contributions	26
9.03	Allocation of HHC Safe Harbor Contribution	26

ARTICLE X VESTING		26
10.01	Fully Vested Accounts	26
10.02	Vesting due to Retirement, Death or Disability	26
10.03	Vesting Schedules	26
10.04	Years of Service	27
10.05	Break In Service Rules	27
10.06	Forfeitures	27

ARTICLE XI ELIGIBILITY FOR BENEFITS		27
11.01	Distribution Event	27
11.02	Small Benefits	28
11.03	Deferral of Benefit Payments	28
11.04	Payment of Benefits	29
11.05	Primary In-service Distributions	29
11.06	Hardship	30
11.07	Additional In-service Distributions	31

ARTICLE XII DISTRIBUTION OF BENEFITS		31
12.01	Election for Distribution	31
12.02	Forms of Distribution	32
12.03	Direct Rollover	32
12.04	Disability	33
12.05	Missing Participants and Uncashed Checks	33

TITLE	PAGE

ARTICLE XIII REQUIRED MINIMUM DISTRIBUTIONS		34
13.01	General Rules	34
13.02	Time and Manner of Distributions	35
13.03	Distributions During Participant’s Lifetime	35
13.04	Distributions After Participant’s Death – Death on or After Date Distributions Begin	36
13.05	Distribution After Participant’s Death – Death Before Date Distributions Begin	37
13.06	Definitions	37
13.07	TEFRA Election	38

ARTICLE XIV BENEFICIARIES		40
14.01	Designation of Beneficiary	40
14.02	Deemed Beneficiary	40
14.03	Death of Beneficiary	40

ARTICLE XV LOANS		40
15.01	Eligibility for Loans	40
15.02	Number of Loans Outstanding	41

ARTICLE XVI TERMINATION AND MERGERS		41
16.01	Termination	41
16.02	Vesting and Distribution	41
16.03	Merger	42

ARTICLE XVII AMENDMENT		42
17.01	Amendment By Sponsor	42
17.02	Vested Interests	43

ARTICLE XVIII ALLOCATION OF FIDUCIARY RESPONSIBILITIES		43
18.01	Allocation of Duties	43
18.02	Fiduciary Responsibility	43

ARTICLE XIX SPENDTHRIFT CLAUSE		43
19.01	Benefits Nonassignable	43
19.02	Qualified Domestic Relations Orders	44

ARTICLE XX DESIGNATION AND STATUS OF TRUSTEE		45
20.01	Trustee Appointment/Resignation and Removal	45
20.02	Directed Trustee	45

ARTICLE XXI POWERS AND RIGHTS OF TRUSTEE		46
21.01	General Powers and Authority	46
21.02	Adoption of Procedures	47
21.03	Defense of Legal Actions	47
21.04	Costs of Administration	47
21.05	Bond Requirement	48
21.06	Consultation with Legal Counsel	48
21.07	Reliance on Instructions	48
21.08	Employment of Fiduciaries/Investment Managers	48
21.09	Participant Directed Investments	49

TITLE	PAGE

ARTICLE XXII TRUSTEE’S ACCOUNTINGS		50
22.01	Trustee’s Records	50
22.02	Valuation of Trust Assets	50
22.03	Annual Accounts	50
22.04	Participant Statements	50
22.05	Right to Compel Accounting	51

ARTICLE XXIII QUALIFIED MILITARY SERVICE		51
23.01	Applicability	51
23.02	Compensation	51
23.03	Make-Up of Elective Deferrals	51
23.04	Make-Up Matching Contributions	51
23.05	Limits on Make-Up Contributions	51
23.06	No Make-Up Earnings	52
23.07	No Forfeitures During Leave	52
23.08	Other Rights and Benefits	52

ARTICLE XXIV EMPLOYER STOCK		52
24.01	Definitions	52
24.02	Required Investment Option	53
24.03	Acquisition and Disposition of Employer Stock	53
24.04	Dividends	54
24.05	Voting	54
24.06	Tender Offers	54
24.07	Distributions	55
24.08	Status of Plan	55
24.09	Maintenance of Qualifying Employer Securities Fund	55
24.10	Designation of Dividends	55
24.11	Dividend Distributions	55
24.12	Stock Dividends and Splits	56
24.13	Section 1042 Transactions	57
24.14	Confidentiality Procedures Regarding Qualifying Employer Securities	57

ARTICLE XXV MISCELLANEOUS		58
25.01	Controlling Law	58
25.02	Severability	58
25.03	Headings	58

EXECUTION		59

v

HANCOCK HOLDING COMPANY

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amended and Restated Effective January 1, 2017)

This amended and restated Hancock Holding Company 401(K) Savings Plan and Trust Agreement (collectively “Plan and Trust Agreement) is made effective the 1st day of January, 2017, by and between HANCOCK HOLDING COMPANY (“Sponsor”), and WHITNEY BANK (formerly HANCOCK BANK), a Mississippi bank having its principal office in Gulfport, Mississippi in its capacity as Trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Hancock Holding Company 401(k) Savings Plan (previously known as Hancock Bank 401(k) Savings and Investment Plan) (the “Plan”), was originally adopted effective May 29, 1996;

WHEREAS, the Plan was most recently amended and restated in its entirety to reflect the merger of the Whitney National Bank Savings Plus Plan (the “Whitney 401(k) Plan”) with and into the Plan, effective January 1, 2013; and

WHEREAS, the restated Plan was amended three times, on March 31, 2014, December 29, 2014, and December 8, 2015; and

WHEREAS, Section 17.01 of the Plan and Trust Agreement authorizes the Sponsor to amend the Plan; and

WHEREAS, the Sponsor desires to amend and restate the Plan in order to incorporate the amendments made since the last restatement and to make other changes and clarifications as permitted or required by law;

NOW, THEREFORE, the Hancock Holding Company 401(k) Savings Plan and Trust Agreement is hereby amended and restated effective January 1, 2017, or such other date as is expressly provided hereafter, to read in its entirety as follows:

ARTICLE I

CONTINUANCE OF TRUST

The parties hereto, by the execution of this Plan and Trust Agreement, do hereby continue an Employees’ Trust for the payment of the deferred benefits to the Employer’s Employees and their Beneficiaries, out of trust funds to be governed and administered in accordance with the terms of the Plan and Trust Agreement. The Trust is hereby designated as constituting a part of a plan intended to qualify and to be tax exempt under Section 401(a) and Section 501(a), respectively, of the Code, as amended from time to time. This Plan may be executed in any number of counterparts, each of which shall be an original and no other counterpart need be produced.

ARTICLE II

PLAN FOR EXCLUSIVE BENEFIT OF EMPLOYEES

2.01 Type of Plan. This Plan is a profit sharing plan and contains a cash or deferral arrangement pursuant to which each Participant may elect to defer a portion of his Compensation to be contributed to the Plan. The Plan was originally established and continues for the exclusive benefit of the Employer’s Employees and their Beneficiaries. The provisions of this amended and restated Plan shall apply only to Employees who have Service on or after the Effective Date of this amended and restated Plan and Trust Agreement unless otherwise specified herein. The benefits of former Employees shall be determined under the Profit Sharing Plan, the Hancock 401(k) Plan, and/or the Whitney 401(k) Plan as in effect at the time such Employees terminated Service.

2.02 Return of Contributions. In the event a contribution made by the Employer is not deductible under Section 404 of the Code, the amount of the contribution disallowed (reduced by any losses) shall be returned to the Employer within one year after the deduction is disallowed. Any contribution (reduced by any losses) made by the Employer because of a mistake of fact shall be returned to the Employer within one year of the date of the contribution. The maximum amount that may be returned to the Employer under the preceding sentence is the excess of the amount contributed over the amount that would have been contributed had no mistake of fact occurred. Any earnings shall be allocated to the Participants.

2.03 Exclusive Benefit of Employees. Under no circumstances, except as provided in Section 2.02, shall any part of the principal or income of the Trust established hereunder be used for or revert to the Employer or be used for or diverted to purposes other than for the exclusive benefit of the participating Employees and their Beneficiaries.

However, the Plan shall not be construed as giving any Employee or other person any right, legal or equitable, against the Trustee, the Employer, or the principal or interest of the Trust except as specifically provided for herein. Furthermore, nothing herein contained shall be construed as giving any Participant the right to be retained in the service of the Employer nor, upon dismissal or upon the Participant’s voluntary termination, to have any right or interest in this Plan and Trust other than as provided herein.

2.04 Whitney 401(k) Plan. The Whitney 401(k) Plan was merged into this Plan effective January 1, 2013 and all accounts under the Whitney 401(k) Plan were transferred to this Plan. In accordance with the requirements under Section 414(l) of the Code, each Participant’s account balance after the merger equaled the sum of his or her account balances under the Whitney 401(k) Plan immediately prior to the merger.

ARTICLE III

DEFINITIONS

3.01 Adverse Benefit Determination shall mean a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for a benefit, including any such denial, reduction, termination or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the Plan.

3.02 Affiliated Employer shall mean the Sponsor and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Sponsor; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Sponsor; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Sponsor; and any other entity required to be aggregated with the Sponsor pursuant to Treasury Regulations under Section 414(o) of the Code.

All Affiliated Employers shall be deemed to have adopted the Plan as of the date such employer became an Affiliated Employer.

3.03 Aggregation Group shall mean the plans, including any terminated plan maintained within the last five years ending on the Determination Date, of an Employer and Affiliated Employers required or permitted to be aggregated to determine whether or not the Employer’s plans are Top Heavy Plans. The required Aggregation Group includes each plan of the Employer and Affiliated Employers in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years. In addition, the required Aggregation Group includes each other plan which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code. Each plan in the required Aggregation Group shall be a Top Heavy Plan if such group is a Top Heavy Group. No plan in the required Aggregation Group shall be a Top Heavy Plan if such group is not a Top Heavy Group.

The permissive Aggregation Group consists of plans required to be aggregated plus one or more plans that are not part of the required Aggregation Group but which satisfy the requirements of Section 401(a)(4) and Section 410 of the Code when considered together with the required Aggregation Group. If a permissive Aggregation Group is a Top Heavy Group, only those plans that are part of the required Aggregation Group shall be subject to the added requirements placed on Top Heavy Plans.

Only those plans of the Employer for which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

3.04 Alternate Payee shall mean the spouse, former spouse, child or other dependent of a Participant entitled to receive payment of all or a portion of such Participant’s benefits under the Plan pursuant to a Qualified Domestic Relations Order.

3.05 Appeals Committee shall mean a subcommittee of the Benefits Committee appointed by the Sponsor, delegated with the authority to review Plan appeals pursuant to Section 4.04 of the Plan.

3.06 Beneficiary shall mean an individual, trust or estate designated by a Participant in accordance with the provisions of this Plan to receive death benefits payable under this Plan. Beneficiary shall also mean an Alternate Payee entitled to benefits under this Plan pursuant to the provisions of a Qualified Domestic Relations Order assigning the rights of a Participant to such Alternate Payee.

3.07 Benefits Committee shall mean the Benefits Committee established by the Board of directors to assist with the administration of, and establishing and implementing policies of the employee benefit programs of the Sponsor and its subsidiaries.

3.08 Board of Directors shall mean the board of directors of the Sponsor.

3.09 Break in Service shall occur at the end of a 12-consecutive month period (computation period) during which the Participant has not completed more than 500 Hours of Service. The computation period shall be the same applicable period used for determining a Year of Service for vesting purposes. A Break in Service shall not occur in the case of vacations, temporary illness, layoff or leave of absence, the terms of which are authorized in writing by the Employer, provided the Employee returns to active Service with the Employer at the termination of the leave of absence or layoff. Any leave of absence authorized by the Employer will be granted under uniform rules so that all Participants under similar circumstances will be treated alike.

3.10 Claim For Benefits shall mean a request for a Plan benefit made by a Claimant in accordance with the Plan’s reasonable procedures for filing benefit claims under Section 4.04 of this Plan.

3.11 Claimant shall mean a Participant or Beneficiary as defined in this Plan. An authorized representative of a Claimant may act on behalf of such Claimant in pursuing a Claim For Benefits or appeal of an Adverse Benefit Determination. Such authorization must be in writing, signed by the Claimant and approved by the Plan Administrator.

3.12 Code shall mean the Internal Revenue Code of 1986, as amended.

3.13 Compensation for purposes of computing contributions under this Plan shall mean an Employee’s actual cash salary or wages, including base pay, commissions, incentives, overtime and bonuses and excluding extraordinary income. Compensation shall include Elective Deferrals under this Plan and any amounts which are contributed to another plan by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Employee under Sections 125(a), 402(e)(3), 402(h), 402(k), 457(b) or 132(f)(4) of the Code. Except as otherwise provided in this Plan, Compensation for purposes of testing discrimination shall mean W-2 income or any other definition permitted under Section 414(s) of the Code, as amended.

The annual Compensation of each Employee taken into account for determining all benefits provided under the Plan for any Plan Year beginning after December 31, 2016, shall not exceed $270,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

3.14 Determination Date shall mean, for purposes of determining whether the Plan is a Top Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year of the Plan, the Determination Date is the last day of the first Plan Year.

3.15 Disability shall mean such disability which entitles the Participant to disability benefits under the Social Security Act as amended to the date of inception of such disability.

3.16 Early Retirement Date shall mean the last day of the month coinciding with or following the Participant’s completion of 10 Years of Service, attainment of age 55 and termination of Service with the Employer.

3.17 Effective Date shall mean the effective date of this amendment and restatement, January 1, 2017, unless otherwise specified. The original Effective Date of the Plan is May 29, 1996.

3.18 Elective Deferral shall mean the amount of Compensation subject to automatic deferral under Section 5.05 or that the Participant has elected to defer under the provisions of this Plan and the Employer is not required to report as taxable income to the Internal Revenue Service (“IRS”) on IRS Form W-2 (or on any successor or substitute form) solely by reason of the application of Section 401(k) of the Code. The Elective Deferrals shall be contributed to the Plan by the Employer.

3.19 Elective Deferral Account shall mean the account established on behalf of each Participant to which shall be credited the Participant’s Elective Deferrals and Net Earnings thereon.

3.20 Eligible Employees shall mean those Employees of the Employer and Affiliated Employers who will be eligible to participate in this Plan after meeting the eligibility requirements. Eligible Employees shall include all Employees of the Employer and such Affiliated Employers except the following:

(a)

Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining (for this purpose, the term Employee representatives does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer or Affiliated Employers);

(b)	Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States;

(c)	Leased Employees;

(d)	On-Call Employees which shall mean individuals classified by the Employer as “on-call employees” to be contacted as needed for special projects;

(e)	Seasonal Employees which shall mean individuals classified by the Employer as “seasonal employees” to be hired for summer employment, spring-break and/or Christmas break;

(f)	Co-op Employees which shall mean students hired by the Employer as part of a high school/college cooperative program;

(g)	Project Employees which shall mean individuals classified by the Employer as “project employees” to be hired for specific projects.

Notwithstanding the provisions contained in subparagraphs (d), (e), and (g) above, those subparagraphs shall cease to apply to an individual who has completed 1,000 Hours of Service during the one-year period commencing on his or her date of employment, or during any Plan Year commencing after his or her date of employment. If any Employee becomes an Eligible Employee under this paragraph, then he or she shall commence participation as soon as administratively feasible following the date on which the Employee completes his or her 1,000th Hour of Service during the applicable computation period, but no later than the 2nd payroll period following the date on which the Employee meets such requirements.

3.21 Employee shall mean any person who is treated as a common law employee by the Employer; provided, however, that an individual who is reclassified as a common law employee on a retroactive basis shall not be treated as having been an Employee for purposes of the Plan for any period prior to the date he or she is so reclassified. Employee shall also mean any Leased Employee deemed to be an Employee of the Employer under the provisions of this Plan and any Employee of an Affiliated Employer. However, only those Eligible Employees of the Employer and Affiliated Employers adopting this Plan shall be eligible to participate in the Plan.

3.22 Employer shall collectively mean the Sponsor and Affiliated Employers. All references to Employer shall be applied to all Affiliated Employers as if they were one Employer.

3.23 Employer Stock shall mean the voting common stock of the Sponsor actively traded on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), which stock is Qualifying Employer Securities (as defined in Section 24.01) that is readily tradable on an established securities market.

3.24 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

3.25 Fiduciary(ies) shall mean persons, corporations, partnerships, committees or other entities as described in Section 3(21)(A) of ERISA who exercise any discretionary authority or control over the Plan, the Plan assets or the administration of the Plan and Trust, or render investment advice for a fee or other consideration.

3.26 Forfeiture shall mean the portion of a Participant’s Matching Contribution Account, Whitney Profit Sharing Account, or HHC Safe Harbor Matching Account which is not vested. A Forfeiture shall occur on the earlier of (a) the distribution of the entire vested portion of such account, or (b) the last day of the Plan Year in which the Participant incurs five consecutive one-year Breaks in Service.

3.27 Fund shall mean the Hancock Holding Company 401(k) Savings Trust maintained pursuant to the terms of Article I, XX, XXI and XXII of this Plan and Trust Agreement. The terms “Trust” and “Trust Fund” shall have the same meaning as the term “Fund.”

3.28 Hancock Profit Sharing Contribution Account shall mean the account established on behalf of each Participant who received a contribution under the predecessor Hancock Profit Sharing Plan.

3.29 HHC Safe Harbor Contribution shall mean a contribution made pursuant to Section 7.02.

3.30 HHC Safe Harbor Contribution Account or HHC Safe Harbor Matching Account shall mean the account established on behalf of each Participant who receives a contribution pursuant to Section 7.02.

3.31 Highly Compensated Employee shall mean:

(a)

any Employee of the Employer who was a more than 5% owner (as defined in Section 416 of the Code) at any time during the Plan Year for which the determination is being made (the “determination year”) or the preceding Plan Year (the “look-back year”); and

(b)	any Employee in the determination year who, for the look-back year, had Section 415 Compensation in excess of $120,000, as adjusted for inflation in accordance with Section 414(q)(1)(B) of the Code.

A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from Service or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

3.32 Hour of Service shall mean:

(a)

each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed, provided the Employer may apply a rule of convenience for any pay period that crosses two calendar years;

(b)

each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). For purposes of this paragraph Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by (i) for hourly Employees the Employee’s most recent hourly rate of compensation, or (ii) for Employees on a fixed rate for a specified period (e.g., days, weeks, or months), the rate of compensation for a specified period of time divided by the number of hours regularly scheduled for the performance of duties during such period of time; or (iii) if an Employee’s compensation is not determined on the basis of a fixed rate for specified periods of time, the lowest rate of compensation paid to Employees in the same job classification as the Employee or, if there are no Employees in the same job classification, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference; and

(c)

each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These Hours of Service shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d)

For purposes of determining if a Break in Service has occurred, Hour of Service shall also mean each Hour of Service which otherwise would normally have been credited to an Employee who is absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. In the event the number of Hours of Service which otherwise would have been credited to such Employee but for such absence cannot be determined, then the Employee shall receive credit for eight Hours of Service per day of such absence. No more than 501 Hours of Service shall be credited under this paragraph (d) by reason of any pregnancy or placement. The hours described in this paragraph (d) shall be treated as Hours of Service only (i) in the Plan Year in which the absence from work begins, if a Participant would be prevented from incurring a Break in Service in such year solely because the period of absence is treated as Hours of Service in that year, or (ii) in any other case, in the immediately following Plan Year. In order to receive credit for Hours of Service under this paragraph (d), the Employee shall furnish to the Plan Administrator a statement from a duly licensed physician that the leave was taken by reason of the birth of the child and specifying the length of absence recommended by the physician. In the event of the adoption of a child, the Plan Administrator shall require such proof as deemed necessary to certify the reason for the absence.

(e)	Hours of Service shall be credited for employment with Affiliated Employers.

The same Hour of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under paragraph (c).

3.33 Investment Committee shall mean the Benefits Investment Committee, a subcommittee of the Benefits Committee appointed by the Sponsor, designated to select the options for investing the assets of the Trust Fund pursuant to the provisions of Article XXI of the Plan.

3.34 Investment Manager shall mean any person, firm or corporation, other than the Trustee or the Plan Administrator, who has been or may be appointed to manage and invest all or a portion of the assets of the Fund in accordance with the provisions of Section 21.08.

3.35 Key Employee shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $175,000 (as adjusted under Section 416(i)(1) of the Code), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means Section 415 Compensation. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Treasury Regulations and other guidance of general applicability issued thereunder.

3.36 Leased Employee shall mean any individual who is not an Employee of the Employer and who, pursuant to an agreement between the Employer and a leasing organization, has performed service for the Employer (or for the Employer and related persons as defined in Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are performed under the primary direction or control of the Employer. Any contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. Once a Leased Employee has performed services on a substantially full-time basis for a one year period, he or she shall be considered an Employee of the Employer for purposes of this Plan. Years of Service for the entire period for which the Leased Employee performed services for the Employer shall be taken into account for determining Years of Service under this Plan. Notwithstanding anything in this Section 3.36, A Leased Employee shall not be considered an employee of the Employer (or Affiliated Employer) if: (i) such employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated workforce. For this purpose, non-highly compensated workforce means the aggregate number of individuals (other than Highly Compensated Employees) who are (a) Employees of the Employer (without regard to this Section) and who have performed Services for the Employer (or for the Employer and related persons) on a substantially full time basis for at least one year, or (b) Leased Employees of the Employer (without regard to the Safe Harbor under this Section).

3.37 Limitation Year shall mean the 12-consecutive month period beginning on January 1. The Limitation Year may only be changed by amendment to the Plan; however, in the event the Plan is terminated, the effective date of such termination shall be deemed the last day of the Limitation Year without the necessity of further action.

3.38 Matching Contribution shall mean the Employer’s contribution based on the Participant’s Elective Deferrals for Plan Years prior to January 1, 2013.

3.39 Matching Contribution Account shall mean the account established on behalf of each Participant to which shall be credited the amount of the Employer’s Matching Contribution and Forfeitures of other Matching Contribution Accounts allocated to the Participant and Net Earnings thereon.

3.40 Net Earnings shall mean the net gain or loss of the Trust Fund from investments, as reflected by income received, realized and unrealized gains and losses on securities or other investments of the Trust, other investment transactions and expenses paid by the Trust.

3.41 Non-Highly Compensated Employee shall mean an Employee of the Employer who is not a Highly Compensated Employee.

3.42 Non-Key Employee shall mean any Employee of the Employer (including Beneficiaries of such Employee) who is not a Key Employee.

3.43 Normal Retirement Date shall mean the first day of the month coinciding with or preceding the later of the Participant’s 65th birthday, or the fifth anniversary of the date the Participant first commenced participation in the Plan. If the Employer requires an Employee to retire upon reaching a certain age, the Normal Retirement Date may not exceed that mandatory retirement age.

3.44 Participant shall mean an Eligible Employee who has met all of the eligibility requirements of this Plan and has not become ineligible to participate. A Participant includes a terminated Eligible Employee whose participation in the Plan has not ceased pursuant to Article VI of the Plan.

3.45 Plan shall mean the Hancock Holding Company 401(k) Savings Plan.

3.46 Plan Administrator shall mean Whitney Bank, acting through its Human Resources Department, unless otherwise expressly provided herein. The Plan Administrator is hereby designated as agent for service of legal process on the Plan.

3.47 Plan Year shall mean the 12-consecutive month period beginning on January 1 and each anniversary thereof.

3.48 Qualified Domestic Relations Order (Order) shall mean any judgment, decree, or order (including approval of a property settlement agreement) which (a) is made pursuant to a state domestic relations law (including a community property law); (b) relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant; and (c) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan. The Plan Administrator shall determine, pursuant to the provisions of this Plan, if a domestic relations order received by the Plan is a Qualified Domestic Relations Order.

3.49 Qualified Military Service shall mean any service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

3.50 Rollover Account shall mean the account established on behalf of a Participant under the provisions of Section 7.04(a) of this Plan.

3.51 Section 415 Compensation shall include the following:

(a)

the Participant’s wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury Regulations);

(b)	amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee;

(c)

amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code;

(d)

the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted;

(e)	the amount includable in the gross income of an employee upon making the election described in Section 83(b) of the Code; and

(f)

any Elective Deferrals under this Plan and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 125(a), 132(f)(4), 402(e), 402(h), 402(k), or 457(b) of the Code.

Section 415 Compensation shall exclude the following:

(a)

contributions made by the Employer to any plan of deferred compensation (other than those described in (f) above) to the extent that, before the application of the limitations under Section 415 of the Code to that plan, the contributions are not includable in the Employee’s gross income for the taxable year in which contributed; Employer contributions under a simplified employee pension to the extent such contributions are deductible by the Employee; any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed;

(b)

amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d)

other amounts which received special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from gross income of the Employee).

In order to be taken into account for a Limitation Year, Section 415 Compensation must be actually paid or made available to an Employee (or, if earlier, includible in the gross income of the of the Employee) within the Limitation Year. For this purpose, Section 415 Compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b) of the Code. In order to be taken into account for a Limitation Year, Section 415 Compensation, except as provided below, must be paid or treated as paid to the Employee prior to Severance from Employment with the Employer.

Section 415 Compensation shall include certain payments made within 2 1⁄2 months following the Employee’s Severance from Employment. Such payments include payments that, absent a Severance from Employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation. Any other payments after the Employee’s Severance from Employment shall not be considered Section 415 Compensation.

Section 415 Compensation for a Year of Service shall not include any Compensation in excess of the limitation under Section 401(a)(17) of the Code that is in effect for the calendar year in which such Year of Service began.

3.52 Service shall mean employment as an Employee of the Employer or Affiliated Employer. However, no Service shall be counted for benefit, eligibility, or vesting purposes for the period prior to the date an Affiliated Employer becomes an Affiliated Employer, unless otherwise provided herein.

Service shall also include:

(a)	Employment with Peoples First Community Bank for all former employees of such entity who became Employees of the Employer on January 1, 2010, for purposes of eligibility to participate and vesting.

(b)

Service with Whitney Holding Corporation, Whitney National Bank, Berwick LLC, and Common Street Corp, shall count for purposes of eligibility to participate and vesting for Employees employed on June 4, 2011.

Service credit with respect to Qualified Military Service shall be provided in accordance with Section 414(u) of the Code. Any period of leave under the Family and Medical Leave Act of 1993 (FMLA) shall be counted as Service for eligibility and vesting purposes under this Plan to the extent required by the FMLA.

3.53 Severance from Employment shall mean when the Employee ceases to be an Employee of the Employer maintaining this Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the Employee’s new employer maintains such plan with respect to the Employee.

3.54 Sponsor shall mean Hancock Holding Company. The Sponsor is a C-corporation as such term is defined under Section 1361(a)(2) of the Code.

3.55 Spouse shall mean, effective between June 26, 2013 and September 15, 2013, an individual (including an individual of the same sex) who is legally married to a Participant under the laws of the state in which the couple resides. Effective September 16, 2013, Spouse shall mean an individual (including an individual of the same sex) who is legally married to a Participant under state law, regardless of the state where the couple resides. For purposes of this Section 3.55, “state” means any U.S. state, the District of Columbia, a U.S. territory, or foreign jurisdiction having the legal authority to sanction marriages.

3.56 Top Heavy Plan shall mean this Plan for any Plan Year if, (a) the top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any required Aggregation Group or permissive Aggregation Group; (b) this Plan is a part of a required Aggregation Group but not part of a permissive Aggregation Group and the Top-Heavy Ratio for the required Aggregation Group exceeds 60%; and (c) this Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-Heavy Ratio for the permissive Aggregation Group exceed 60%.

3.57 Top Heavy Ratio shall mean the following:

(a)

If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s)) (five-year period ending on Determination Date in the case of a distribution made for a reason other than Severance from Employment, death or Disability), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s)) (five-year period ending on Determination Date in the case of a distribution made for a reason other than Severance from Employment, death or Disability), both computed in accordance with Section 416 of the Code and Treasury Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and Treasury Regulations thereunder.

(b)

If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the Treasury Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (five-year period ending on Determination Date in the case of a distribution made for a reason other than Severance from Employment, death or Disability).

(c)

For purposes of (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Treasury Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and Treasury Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code. The present value of benefits in a defined benefit plan shall be determined under the provisions of the defined benefit plan.

3.58 Transfer Account shall mean the account established on behalf of a Participant under the provisions of Section 7.04(b) of this Plan.

3.59 Trustee shall mean Whitney Bank and any successor thereto.

3.60 USERRA shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, and the regulations promulgated thereunder.

3.61 Valuation Dates shall mean the last day of each month or any other date selected by the Plan Administrator. In the event the account recordkeeping is maintained on a daily recordkeeping basis, Valuation Date for purposes of such account shall mean each business day that the applicable trading market and the Plan’s recordkeeper are open for business.

3.62 Whitney 401(k) Plan shall mean the Whitney Bank Savings Plus Plan.

3.63 Whitney Profit Sharing Account shall mean an account established on behalf of each Participant who did not meet the Rule of 50 requirements under the Whitney Bank Pension Plan or its predecessor and received a profit-sharing contribution under the Whitney 401(k) Plan or its predecessor.

3.64 Whitney Safe Harbor Account shall mean an account established on behalf of each Participant in the Whitney 401(k) Plan or its predecessor who received a safe harbor matching contribution pursuant to the terms of such plan.

3.65 Whitney Thrift Incentive Account shall mean the account maintained with respect to a Participant’s interest in the Whitney Thrift Incentive Plan determined as of December 31, 1993, and adjusted for earnings, gains and losses since such date.

3.66 Year of Service shall mean a Plan Year during which an Employee has completed not less than 1,000 Hours of Service. For all purposes of this Plan, Years of Service shall be determined under the Plan as it exists at any one time.

ARTICLE IV

PLAN ADMINISTRATION

4.01 Administrators/Named Fiduciaries. The Plan and its investments shall be subject to discretionary administration as follows:

(a)	By the Plan Administrator, as to the determination of benefits hereunder, including all determinations and matters incident thereto;

(b)	By the Investment Committee as to the designation, monitoring, addition, and substitution of the investment funds available hereunder, from time to time;

(c)	By the Investment Committee as to the duties and obligations imposed under Section 404(c) of ERISA.

Each such administrator shall be considered a “Named Fiduciary” (as defined in Section 402(a)(2) of ERISA) and shall possess the discretionary power and authority to take such actions as may be reasonably required to discharge the powers and duties assigned hereunder. Notwithstanding any provision of the Plan to the contrary, each such fiduciary shall possess the authority to delegate to the appropriate officers and employees of Whitney Bank such power and authority as it deems necessary or appropriate. Any such delegation may be made orally or in writing and may be a standing delegation.

4.02 Communications. The Plan Administrator shall determine the methods to be used for notifications, approvals, elections, reports and any documents and communications required under ERISA and the Code in accordance with ERISA and the Code and regulations thereunder; and any provisions in this Plan requiring such items to be written shall mean written or any other method approved by the Plan Administrator, including electronic communications.

4.03 Additional Duties and Authority of Plan Administrator. In addition, the Plan Administrator shall have full power, authority and discretion within the limits provided by the Plan:

(a)

to determine all questions arising in the Plan’s administration, including the interpretation of all Plan provisions and the power to determine the rights or eligibility of Employees and Participants and to determine the amount, manner and time of payment of any benefits and matters involving distributions from the Trust in accordance with the terms of the Plan, and its decision shall be final and binding upon all persons hereunder;

(b)	to adopt such rules as it may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purposes;

(c)	to sign all forms, reports, letters or other documents that may be required;

(d)

to enforce the Plan in accordance with its terms and to appoint and employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

(e)	to establish a funding policy;

(f)	to prepare and distribute within the time prescribed by law such forms and information concerning the Plan as may be required by ERISA or other applicable law;

(g)	to do all other acts necessary or desirable for the proper and advantageous administration of the Plan; and

(h)	to direct the Trustee with respect to the maturity of benefits and all matters involving distributions from the Trust.

4.04 Claims Procedure. This Section 4.04 includes the claims procedures that are applicable to benefits payable under this Plan. These claims procedures shall not be administered in a way that unduly inhibits or hampers the initiation or processing of Claims for Benefits. Payment of a fee or cost as a condition to making a Claim For Benefits or to appealing an Adverse Benefit Determination is not permitted.

The Plan Administrator (or its designee) shall prepare and provide forms and methods, including providing notice of electronic and other resources for making a Claim, for Participants and Beneficiaries to use to make a Claim For Benefits under the Plan. Such forms and methods shall be provided to Participants and Beneficiaries as soon as possible following the date the individual is entitled to a benefit under the Plan or upon request. The Claimant shall file a Claim For Benefits with the Whitney Bank Human Resources Department. Upon receipt of a Claim For Benefits, the Plan Administrator or its designee shall determine the right of the Claimant to the requested benefit in accordance with the terms of the Plan.

If a Claim For Benefits is approved by the Plan Administrator, the benefits shall be distributed to the Participant or Beneficiary under the provisions of the Plan.

If a Claim For Benefits is wholly or partially denied, the Plan Administrator shall notify the Claimant of the Plan’s Adverse Benefit Determination within a reasonable period of time, but not later than 90 days after receipt of the Claim For Benefits by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the Claim For Benefits. If the Plan Administrator determines that an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit determination. The time period within which a benefit determination is required to be made shall begin at the time a Claim For Benefits is filed with the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

The notification of an Adverse Benefit Determination shall set forth the following information in a manner calculated to be understood by the Claimant:

(a)	The specific reason or reasons for the Adverse Benefit Determination;

(b)	Reference to the specific Plan provisions on which the determination is based;

(c)	A description of additional material or information necessary for the Claimant to perfect the Claim For Benefits and an explanation of why such material or information is necessary; and

(d)

A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

A Claimant shall have a reasonable opportunity to appeal an Adverse Benefit Determination to the Appeals Committee and there will be a full and fair review of the Claim For Benefits and the Adverse Benefit Determination. For these purposes, the following review and appeal procedures shall apply:

(a)	Claimant shall be provided 60 days following receipt of a notification of Adverse Benefit Determination within which to appeal the determination;

(b)	Claimant shall be provided the opportunity to submit written comments, documents, records and other information relating to the Claim For Benefits;

(c)	Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant’s Claim For Benefits; and

(d)

A review shall be provided that takes into account all comments, documents, records and other information submitted by the Claimant relating to the Claim For Benefits, without regard to whether such information was submitted or considered in the initial benefit determination.

If the Claimant requests a review of an Adverse Benefit Determination, the Appeals Committee shall perform the review in accordance with the preceding paragraph and notify the Claimant of the determination made with regard to the review within a reasonable period of time. Such notification must be made not later than 60 days after receipt of the Claimant’s request for review by the Plan, unless the Appeals Committee determines that special circumstances require an extension of time for processing the Claim For Benefits. If the Appeals Committee determines that an extension of time for processing is required, written Notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the dates by which the Plan expects to render the determination on review.

The Appeals Committee shall provide the Claimant with notification of the Plan’s benefit determination on review. In the case of an Adverse Benefit Determination, the notification shall set forth the following information, in a manner calculated to be understood by the Claimant:

(a)	The specific reason or reasons for the Adverse Benefit Determination;

(b)	Reference to the specific Plan provisions on which the benefit determination is based;

(c)

A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records, and other information relevant to the Claimant’s Claim For Benefits; and

(d)	A statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

Upon the exhaustion of the administrative remedies provided herein, a Claimant shall be entitled to pursue such additional remedies as may be available under Section 502(a) of ERISA, provided that any such action is undertaken not more than two years from the day the final Adverse Benefit Determination on the Claim For Benefits was notified (or from the last day (including any extension) that the final Adverse Benefit Determination could have been timely notified) by the Appeals Committee.

4.05 Bond. The Employer shall provide all bonding necessary to cover the Plan Administrator and any Fiduciary appointed by the Plan Administrator and may provide Fiduciary insurance for any potential liability, including liability or losses occurring by reason of the act or omission of the Plan Administrator.

4.06 Reliance on Information. The Plan Administrator may rely on all information supplied by the Employer and shall have no duty to verify such information.

4.07 Sponsor Responsibility. The Sponsor shall provide all necessary clerical and bookkeeping help and facilities that may be necessary to enable the Plan Administrator to perform its functions hereunder and shall pay all costs thereof. The Plan Administrator may appoint consultants, accountants or other assistants, including the Trustee with its consent, to perform any nondiscretionary functions of the Plan Administrator under its supervision and upon its direction and the costs shall be paid by the Employer or the Plan, as determined by the Employer.

ARTICLE V

ELIGIBILITY, DEFERRAL ELECTION AND DEFERRAL LIMITATION

5.01 Eligibility. Any Eligible Employee who has completed 60 days of continuous service and attained age 18 shall commence participation as soon as administratively feasible following the date on which the Employee meets such requirements, but no later than the second payroll period following such date.

5.02 Rehires. A former Participant (whether or not such Participant had a vested interest) shall become a Participant immediately upon reemployment as an Eligible Employee. An Employee who terminates employment after meeting the Plan’s eligibility requirements, but before becoming a Participant, shall, upon reemployment as an Eligible Employee, become a Participant on the later of the date he or she would have entered the Plan had he or she not terminated employment or the date of such reemployment.

5.03 Change of Employee Classification. In the event a Participant becomes ineligible to participate because he or she is no longer an Eligible Employee, but has not incurred a Break in Service, such Employee shall participate immediately upon again becoming an Eligible Employee. Such Employee’s accounts shall remain in the Plan and share in Net Earnings of the Trust Fund until distribution under the provisions of this Plan at the time the Employee retires, dies, becomes disabled or otherwise experiences a Severance from Employment.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee shall participate immediately if such Employee has satisfied the age and Service requirements and would have otherwise previously become a Participant.

5.04 Deferrals. Each Participant may elect to defer a portion of his or her Compensation for each Plan Year, and his or her Compensation shall be reduced by the amount he or she elects to defer. Such deferral may be made as a whole percentage of Compensation or as a flat dollar amount. Effective January 1, 2016, flat dollar deferral elections shall no longer be allowed.

5.05 Automatic Deferrals. Each Participant who has failed to make an election to defer a portion of his or her Compensation shall be automatically enrolled in the Plan upon meeting the eligibility requirements. The amount of a Participant’s automatic deferrals shall be calculated as follows:

(a)	The deferral of 3% of Compensation, which amount shall be deferred during the Plan Year in which the Participant commences participation;

(b)	The deferral of 4% of Compensation, which amount shall be deferred during the entire Plan Year that contains the first anniversary date of the commencement of the Participant’s participation;

(c)	The deferral of 5% of Compensation, which amount shall be deferred during the entire Plan Year that contains the second anniversary date of the commencement of the Participant’s participation; and

(d)

The deferral of 6% of Compensation, which amount shall be deferred during the entire Plan Year that contains the third anniversary date of the commencement of the Participant’s participation and during each subsequent Plan Year until the Participant affirmatively elects otherwise in accordance with Sections 5.04 and 5.06.

5.06 Revocation/Change. Any Participant who does not wish to defer or who desires to defer a different percentage may make an affirmative election to defer 0% or a different percent of Compensation prior to the commencement of automatic deferrals. Any Participant shall be permitted to make an election changing his or her automatic deferrals at any time, provided that amounts previously deferred shall not be returned to the Participant unless such Participant provides a written request to the Plan Administrator for the return of the automatic deferrals within 90 days of the making of the first deferral.

5.07 Deferral Limitations. Except as provided in the following paragraph, no Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year; and no Participant may defer an amount that will cause the Plan to violate the provisions of Section 7.04 of this Plan. The dollar limit is $18,000 for 2017. Amounts returned under the provisions of Section 7.05 of this Plan shall not be included for purposes of these limitations.

5.08 Catch-up Contributions. All Participants who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of their taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code and Treasury Regulations thereunder. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(a)(4), 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

5.09 Crediting of Deferrals. The amount by which the Participant’s Compensation is reduced, including any catch-up contributions, shall be that Participant’s Elective Deferral and shall be contributed to the Plan by the Employer and allocated to the Participant’s Elective Deferral Account. The Plan Administrator may establish rules and procedures to facilitate the administration of Elective Deferrals, including but not limited to rules regarding minimum and/or maximum amounts of Elective Deferrals and a default investment fund for small amounts of Elective Deferrals.

5.10 Form of Elections. Elections under this Article shall be made by each Participant in writing or in a method provided by the Plan Administrator. All elections to defer or to change or revoke an election will be implemented as soon as administratively practicable.

5.11 Testing. Effective for Plan Years beginning on or after January 1, 2013, Elective Deferrals will not be subject to the discrimination tests that would have the effect of limiting contributions to Highly Compensated Employees, provided the Plan meets the requirements of a safe harbor plan pursuant to Section 401(k)(13) of the Code, Treasury Regulations under Sections 401(k) and 401(m) of the Code, IRS Notices 98-52 and 2000-3, and other IRS guidance.

For any Plan Year in which the Plan fails to satisfy the safe harbor plan requirements of Section 401(k)(13) of the Code, the Elective Deferral contributions made during such Plan Year must satisfy the nondiscrimination testing requirements under Section 401(k)(3) of the Code and Section 1.401(k)-2 of the Treasury Regulations, which are incorporated herein by reference.

For Plan Years beginning before January 1, 2013, nondiscrimination testing was performed using the current year method.

ARTICLE VI

PARTICIPATION

6.01 Terms of Plan. All Participants shall be bound by the terms of the Plan. Any person who does not wish to be a Participant must make a 0% deferral election and request a return of any automatic deferrals within 90 days of the first deferral.

6.02 Cessation of Participation. Participation in the Plan shall cease upon a Participant ceasing Service with the Employer and the full distribution of the Participant’s accounts. When an Employee fails to return to Service with the Employer by the date on which a layoff or authorized leave of absence expired, the Employee shall be considered as terminating Service on that date and the normal Break in Service rules shall apply.

ARTICLE VII

CONTRIBUTIONS

7.01 Elective Deferrals. For each Plan Year, the Employer shall contribute the Elective Deferrals of all Participants for the Plan Year to the Trust Fund on the earliest date the employer can reasonably segregate these amounts from its general assets, but in no event later than the fifteenth business day of the month following the month in which the employer withheld the contributions from the Employee’s paycheck.

7.02 HHC Safe Harbor Contributions. In addition to Elective Deferrals, the Employer shall make an HHC Safe Harbor Contribution each Plan Year on behalf of each Participant making Elective Deferrals under the Plan of 100% of the first 1% of Elective Deferrals and 50% of the next 5% of Elective Deferrals. HHC Safe Harbor Contributions shall be made no less frequently than quarterly.

7.03 Rollovers/Transfers. Rollover amounts and transferred amounts may be accepted under the following provisions:

(a)	Rollover Accounts. The Plan Administrator may accept rollover amounts or direct transfers of an eligible rollover distribution from:

(i)	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax and designated Roth employee contributions;

(ii)	an annuity contract described in Section 403(b) of the Code; excluding after-tax and designated Roth employee contributions,

(iii)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iv)	an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income.

All amounts rolled over to this Plan shall be in cash. The Trustee may require the Employee to establish that the amounts to be rolled over to the Trust meet all Code requirements. The Employee may be required to provide information regarding the amounts to be rolled over that will allow the Plan Administrator to reasonably conclude that the contribution is a valid rollover contribution. This information may include a determination letter with regard to the distributing plan. In the event the Plan Administrator reasonably concludes that the contribution is a valid rollover and later determines that the rollover is an invalid rollover, the amount of the invalid rollover, plus any earnings attributable thereto, shall be distributed to the Employee within a reasonable time after such determination. Amounts rolled over to this Plan on behalf of an Employee shall be placed in a Rollover Account for that Employee and shall be fully vested. Said account shall be invested jointly with the other assets and share in net earnings of the Fund when so invested, but shall not participate in Employer contributions. Such rollovers shall not be considered Annual Additions under Section 7.04 of this Plan. Upon an Employee’s entitlement to benefits under this Plan, the value of his or her Rollover Account or Accounts shall be distributed to him or her under the provisions of this Plan. A Rollover Account may be distributed for reasons of hardship under 11.05 of this Plan. Rollover Contributions under this Section shall be accepted for Employees who have completed at least one Hour of Service with the Employer.

(b)

Transfer Account. In addition to rollovers and transfers described in the preceding paragraph, the Plan Administrator may accept direct transfers of assets from the trustees of other qualified plans of entities whose employees become Employees of the Employer as a result of a merger or acquisition of the entity with or by an Employer under this Plan; and such transfers may be made without the written consent of the Employee. Such amounts shall be allocated to a separate Transfer Account established on behalf of each such Employee upon transfer from the other qualified plan and shall be subject to all provisions of this Plan, except as otherwise proved in this Section or by amendment to this Plan. Such transfers shall not be considered Annual Additions under Section 7.04 of this Plan.

Accounts transferred from the Whitney 401(k) Plan shall be held in separate accounts except the elective deferral accounts, which may be commingled with elective deferrals under this Plan.

The elective deferral accounts transferred to this Plan from the First State Bank and Trust Company Retirement Savings Plan and the First National Bank of Denham Springs Savings Plan and Trust shall be payable to the Participants upon termination of Service with the Employer. Deferrals allocated to these accounts and earnings credited to these accounts as of December 31, 1988, shall be eligible for Hardship distributions under the provisions of Section 11.05 of this Plan.

7.04 Annual Additions. Except to the extent permitted under Section 5.08 above, if applicable, the maximum Annual Additions (as defined in Section 415(c)(2) of the Code and Treasury Regulations thereunder) that may be made on behalf of any Participant for a Limitation Year shall not exceed the lesser of (a) $54,000, as adjusted or (b) 100% of the Participant’s Section 415 Compensation for the Limitation Year. For purposes of these limitations, all defined contribution plans of the Employer and Affiliated Employers shall be treated as one plan.

In determining the maximum Annual Additions to this Plan, Elective Deferrals (except catch-up contributions), Matching Contributions and Forfeitures shall be included. Amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code shall also be included in determining the Annual Additions. The compensation limit referred to in (b) of the first paragraph of this Section 7.04 shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) after separation from employment which is otherwise treated as an Annual Addition.

In the event a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum Annual Addition shall not exceed $54,000, as adjusted multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

7.05 Suspension of Elective Deferrals. The Plan Administrator shall take any reasonable, uniform, and nondiscriminatory action to insure the Annual Additions for a Participant do not exceed the limitations of Section 7.04 for a Limitation Year. These include, but are not limited to the following: (a) Elective Deferrals may be suspended or limited; (b) the Employer’s future contribution may be reduced, and/or (c) the allocation of Employer contributions (exclusive of Elective Deferrals) and Forfeitures previously made to the Plan may be suspended or limited. Any amount suspended or limited under (c) in the preceding sentence will be allocated to the remaining Participants who are eligible for an allocation for the Plan Year. This allocation will be made in the accordance with the Plan provisions as if the Participant whose account would otherwise receive the allocation is not eligible for an allocation. The Annual Additions may be further reduced to the extent necessary, as determined by the Plan Administrator to prevent disqualification of the Plan under Section 415 of the Code.

Notwithstanding anything contained herein to the contrary, the limitations, adjustments and other requirements provided in Sections 7.04 and 7.05 shall, at all times, comply with the provisions of Section 415 of the Code and the Treasury Regulations thereunder, the terms of which are specifically incorporated herein by reference and the IRS’s Employee Plans Compliance Resolution System, Rev. Proc. 2016-51, as it may be amended or superseded.

7.06 Testing. Effective for Plan Years beginning on or after January 1, 2013, Employer matching contributions will not be subject to the discrimination tests that would have the effect of limiting such contributions to Highly Compensated Employees, provided the Plan meets the requirements of a safe harbor plan pursuant to Section 401(k)(13) of the Code, Treasury Regulations under Sections 401(k) and 401(m) of the Code, IRS Notices 98-52 and 2000-3, and other IRS guidance.

For any Plan Year in which the Plan fails to satisfy the safe harbor plan requirements of Section 401(k)(13) of the Code, the Employer matching contributions made during such Plan Year must satisfy the nondiscrimination testing requirements under Section 401(m)(2) of the Code and Section 1.401(m)-2 of the Treasury Regulations, which are incorporated herein by reference.

For Plan Years beginning before January 1, 2013, nondiscrimination testing was performed using the current year method.

ARTICLE VIII

ALLOCATION OF NET EARNINGS

8.01 Allocation Method. Net Earnings generated by the Participant’s directed investments under Section 21.09 (or default investments if no directions are received from the Participant) shall be allocated to the Participant’s accounts in accordance with the attributes of the separate investment funds and the Employer Stock fund, in a manner generally consistent with industry standards for daily recordkeeping.

8.02 Equitable/Nondiscriminatory Allocation. The Plan Administrator shall have sole authority to make determinations and resolve issues for purposes of this Article VIII. Should the Plan Administrator determine that the strict application of the foregoing allocation procedures will not result in an equitable and nondiscriminatory allocation among the accounts of Participants, or that another method is appropriate for the purpose, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Article.

8.03 Fees and Expenses. Notwithstanding any provision of this Plan to the contrary, the fees, expenses, commissions, loads, charges and similar deductions associated with investment in any fund offered hereunder shall be deducted from the Net Earnings attributable to each such fund before the allocation of such earnings hereunder; such fees, expenses, commissions, loads, charges and similar deductions need not be uniform with respect to each investment fund. The Employer, in its discretion, may pay or deduct from the assets comprising the Trust, from time to time, the direct expenses of the Plan, including, without limitation, legal and accounting fees, Trustee’s fees and administrative and recordkeeping charges and expenses. If directed by the Employer, the Plan Administrator shall deduct such direct expenses from each Participant’s accounts on a pro rata basis. The Plan Administrator shall determine whether individual account expenses, including, without limitation, expenses incurred in connection with a distribution hereunder or the administration of a domestic relations order, shall be treated as and aggregated with other direct expenses of the Plan or borne by each affected individual account.

ARTICLE IX

ALLOCATION OF EMPLOYER CONTRIBUTIONS

9.01 Allocation of Elective Deferrals. Elective Deferrals shall be allocated to the Elective Deferral Account of each Participant as of the Valuation Date coinciding with or next following the date the Elective Deferral is contributed to the Plan. The amount of the allocation shall be equal to the Elective Deferrals of that Participant.

9.02 Allocation of Matching Contributions. The Matching Contributions made prior to January 1, 2013, were allocated to the Matching Contribution Account of each eligible Participant as of the Valuation Date coinciding with or next following the date the Matching Contribution was made to the Plan.

9.03 Allocation of HHC Safe Harbor Contribution. The HHC Safe Harbor Contribution shall be allocated to the HHC Safe Harbor Contribution Account of each eligible Participant as of the Valuation Date coinciding with or next following the date the HHC Safe Harbor Contribution is made to the Plan in the amount specified under Section 7.02 for each such Participant.

ARTICLE X

VESTING

10.01 Fully Vested Accounts. Each Participant’s Elective Deferral Account, Hancock Profit Sharing Account, Whitney Rollover Account, Whitney Safe Harbor Account, Transfer Account, Whitney Thrift Incentive Account, and Rollover Account shall be fully vested at all times.

10.02 Vesting due to Retirement, Death or Disability. Each Participant’s Matching Contribution Account, Whitney Profit Sharing Account, and HHC Safe Harbor Contribution Account shall be fully vested upon the Participant’s attainment of his or her Early or Normal Retirement Date, death or Disability while employed by the Employer.

10.03 Vesting Schedules. If a Participant shall terminate Service with the Employer for any reason other than death, Disability or retirement on or after the Plan’s Early or Normal Retirement Date, the Participant shall be entitled to his or her vested interest in the Plan determined based on his or her Years of Service. Such Participant shall be 100% vested in his or her Matching Contribution Account and/or Whitney Profit Sharing Account upon the completion of three Years of Service and shall be 100% vested in his or her HHC Safe Harbor Contribution Account upon the completion of two Years of Service.

10.04 Years of Service. For vesting purposes, a Participant shall receive credit for all Years of Service as determined under the definition of Year of Service in Article III of this Plan, provided that there shall be no requirement to earn 1,000 Hours of Service for purposes of the HHC Safe Harbor Contribution Account.

10.05 Break In Service Rules. In the event a former Participant incurs five consecutive one-year Breaks in Service and is rehired, his post-Break Years of Service shall not be utilized in determining his vested interest in his Matching Contribution Account, Whitney Profit Sharing Account and/or HHC Safe Harbor Contribution Account established prior to his Breaks in Service. Such Participant’s pre-Break in Service Years of Service shall be utilized for purposes of vesting the Participant’s post-Break Matching Contribution Account and/or HHC Safe Harbor Contribution Account, as applicable.

In the event a Participant does not have five consecutive one-year Breaks in Service, both the pre-break and post-break Service shall count in vesting the pre-break and post-break Matching Contribution Account and/or HHC Safe Harbor Contribution Account, as applicable.

10.06 Forfeitures. Upon termination of Service, the non-vested portion of a Participant’s Matching Contribution Account, Whitney Profit Sharing Account and/or HHC Safe Harbor Contribution Accounts, if any, shall be maintained in the Matching Contribution Account, Whitney Profit Sharing Account or HHC Safe Harbor Contribution Account, as applicable, until the Participant has a Forfeiture. On the last day of each Plan Year, prior to making any allocations, the amount of Forfeitures of Matching Contribution Accounts and/or HHC Safe Harbor Contribution Accounts as of that date shall be determined and shall be segregated. Forfeitures from the Matching Contribution Accounts, Whitney Profit Sharing Account and/or, effective January 1, 2015, the HHC Safe Harbor Contribution Accounts shall be utilized to pay Plan expenses or to reduce the amount of subsequent HHC Safe Harbor Contributions. For Plan Years starting on or after January 1, 2013, but before January 1, 2015, Forfeitures of HHC Safe Harbor Contributions could only be used to pay for Plan expenses.

ARTICLE XI

ELIGIBILITY FOR BENEFITS

11.01 Distribution Event. The vested account or accounts of a Participant whose Service with the Employer has been terminated due to retirement on or after his or her Early Retirement Date, Normal Retirement Date, death, Disability or other Severance of Employment, shall become payable on the first day of the month coinciding with or next following the Participant’s actual termination of Service. In the event a Participant attains his or her Early Retirement Date or Normal Retirement Date and retires, his or her benefits as of the date he or she retires shall be payable to the Participant under the provisions of this Section even if the Participant is rehired prior to receipt of all of such benefits. Any benefits accruing after such Participant is rehired shall be payable upon the Participant’s subsequent termination of Service.

Subject to the provisions of Sections 11.02 and 11.03, distributions shall commence as soon as administratively feasible after the date on which the benefit becomes payable, or, in the case of a benefit requiring a Participant’s consent, after the date of receipt of such consent. The amount of the distributions shall be based on the value of the Participant’s accounts as of the

Valuation Date preceding the date distributions commence. The Trustee shall have a reasonable time after receiving instructions from the Plan Administrator to make payments in conformity with such instructions and when the payments have been made the Trustee shall advise the Plan Administrator. During the period between the termination of a Participant’s Service and the Valuation Date immediately preceding the distribution, the Participant’s account or accounts shall continue to share in Net Earnings of the Fund but shall not share in Employer contributions. A Participant shall not receive Net Earnings during the period between such Valuation Date and the date of distribution.

Except as provided in Sections 11.04, 11.05, 11.06, 11.07 and Article XV, no distributions shall be made until a Participant terminates Service with the Employer.

11.02 Small Benefits. In the event the total vested interest of a Participant is not greater than $1,000 (including rollovers and transfers) at the date of distribution of benefits, the entire vested interest of the Participant shall be distributed in a lump sum to the Participant (or to the Participant’s Spouse or other Beneficiary if the Participant has died), without regard to the remaining provisions of this Article XI and without regard to the provisions of Article XII, except the direct rollover provisions of Section 12.03 (a “mandatory distribution”). Such a mandatory distribution shall be made without the written consent of the Participant, or without the consent of the surviving Spouse or other Beneficiary if the Participant has died. Such distribution shall be made as soon as administratively feasible after receipt of the Participant’s election as to a direct rollover as provided in Section 12.03. In the event no election as to a direct rollover is received from the Participant by the end of the 30-day period following notice to the Participant of his right to elect a direct rollover, distribution shall be made as soon as administratively feasible thereafter in accordance with the default procedure under Section 12.03.

11.03 Deferral of Benefit Payments. In the event the value of a Participant’s vested accounts exceeds $1,000 (including rollovers and transfers) and the Participant’s benefits are payable prior to the time the Participant attains the later of his or her Normal Retirement Date or age 62, the Participant must consent in writing to the distribution. Such consent must be obtained in writing within the 180-day period ending on the distribution date.

The Plan Administrator shall notify the Participant of the right to defer any distribution. The notification shall include a description of a Participant’s right, if any, to defer receipt of a distribution and the consequences of failing to defer receipt of the distribution. Such notification shall include a general description indicating the investment options available under the Plan (including fees) that will be available if distributions are deferred and an explanation of any special rules that might materially affect a Participant’s decision to defer and shall be provided no less than 30 days and no more than 180 days prior to the distribution date. The consent of the Participant is not required if a distribution is required under Section 401(a)(9) or Section 415 of the Code. Such distribution may commence less than 30 days after the notice is given, provided that:

(a)

the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b)	the Participant after receiving the notice, affirmatively elects a distribution.

11.04 Payment of Benefits. Unless a Participant elects otherwise, payment must begin not later than the 60th day after the close of the Plan Year in which the latest of the following events shall occur: (a) the Participant reaches the earlier of age 65 or Normal Retirement Date, (b) the termination of the Participant’s Service with the Employer, or (c) the tenth anniversary of the year in which the Participant commenced participation in the Plan. However, the failure of a Participant to consent to a distribution as required under Section 11.02 shall be deemed to be an election to defer payment of any benefit sufficient to satisfy this paragraph.

In all events, distributions must commence no later than the Participant’s Required Beginning Date as defined in Article XIII.

11.05 Primary In-service Distributions. Distributions may be made prior to termination of a Participant’s Service only if the distribution is required under Section 11.04 or allowed under this Section 11.05 or Section 11.06, 11.07 or Article XV. Effective January 1, 2016, withdrawals made under this Section 11.04 must be made in amounts of at least $100.

(a)

Single Sum Withdrawal. Single sum withdrawals from a Participant’s Rollover Account may be made at any time. Participants may make single sum withdrawals from their other accounts under the Plan after attaining age 59 1⁄2 and before termination of Service. Withdrawals under this paragraph shall not exceed the vested portion of such accounts. Such withdrawals shall not affect an Employee’s participation in the Plan. Distributions and withdrawals under this Section 11.05 may not be redeposited to the Trust Fund. A request for withdrawals shall be made to the Plan Administrator in writing and shall be based on the account balances as of the Valuation Date preceding the date the request is made. A Participant may be required to pay a fee to receive an in-service withdrawal.

(b)

Qualified Reservist Distributions. Distributions of Elective Deferrals may be made to a “Qualified Reservist” as defined in Section 72(t)(2)(G) of the Code. A Qualified Reservist must be a member of a reserve component ordered or called to active duty for a period in excess of 179 days or for an indefinite period. The Qualified Reservist must be ordered or called to active duty after September 11, 2001. Such distribution must be made during the period beginning on the date of such order or call and ending at the close of the active duty period. Any Participant who receives a distribution under this paragraph may, at any time during the two-year period beginning on the day after the end of the active duty period, make one or more contributions to his or her individual retirement account (IRA) in an aggregate amount not to exceed the amount of the distribution (regardless of the IRA limitations).

11.06 Hardship. A Participant may request a distribution from the Plan for reasons of hardship. As used throughout this Plan, hardship shall mean immediate and heavy financial needs of the Participant, where such Participant lacks other available resources. Such needs shall include only the following:

(a)

eligible, unreimbursed medical expenses (described in Section 213(d) of the Code) for hospitalization or other medical care previously incurred or necessary to obtain medical care on account of accident, serious illness, or disability affecting the Participant, the Participant’s Spouse, or the Participant’s dependents (as defined in Section 152 of the Code);

(b)

payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, the Participant’s children, or the Participant’s dependents (as defined in Section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B));

(c)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(d)	the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(e)

payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child or dependent (as defined in Section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B)); and

(f)

expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent of adjusted gross income).

Any hardship distribution to a Participant under this provision shall be in cash in a single sum. The amount of the hardship distribution shall not exceed the amount required to meet the immediate financial need of the Participant and may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

Before a Participant can receive a hardship distribution under this Section, such Participant must have obtained all distributions (other than hardship distributions) and all nontaxable loans (other than hardship loans) currently available under all plans maintained by the Employer, including a request for dividend distribution. In the event a Participant receives a hardship distribution from this Plan, such Participant shall not be eligible to defer income under this Plan or to make any employee contribution to any other plan of the Employer, except contributions to any health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code, for six months after receipt of the hardship distribution. Upon conclusion of the six-month suspension period, a Participant’s Elective Deferrals shall automatically resume at the Participant’s elected deferral rate in effect at the time of suspension or, if the Participant’s Elective Deferrals were being made in accordance with the automatic deferral provisions under Section 5.05, at the applicable automatic deferral rate in effect as of the payroll period in which Elective Deferrals are to resume. Notwithstanding the preceding, the Participant may elect a different rate at which Elective Deferrals will resume at the end of the suspension period in accordance with the deferral election procedure in effect under the Plan.

Hardship distributions shall be made from the Participant’s Elective Deferral Account excluding Net Earnings allocated to such account and from any Profit Sharing Account, Whitney Profit Sharing Account, or Transfer Account pursuant to the provisions of Section 7.03(b), provided that any Participant who has not elected to receive his or her dividends in cash shall not be entitled to a hardship distribution from the Elective Deferral Account during such Plan Year.

11.07 Additional In-service Distributions. A Participant shall be entitled to an in-service distribution as follows:

(a)

A former participant in the defined contribution plan sponsored by the Bank of Gonzalez for whom a Transfer Account is maintained shall be entitled to withdraw all or a portion of the amount allocated to such Transfer Account on or after the attainment of age 55; and

(b)	A Participant shall be entitled to withdraw the amount credited to his or her Whitney Thrift Incentive Account, if any, at any time.

ARTICLE XII

DISTRIBUTION OF BENEFITS

12.01 Election for Distribution. A Participant entitled to benefits under this Plan may elect any of the options for distribution of such benefits outlined in Section 12.02. Elections by the Participant shall be in writing and filed with the Plan Administrator. If a Participant becomes entitled to a distribution of benefits and does not make a written election, the Participant’s benefits shall be paid in a lump sum. Following the death of a Participant, the Participant’s Beneficiary may elect the distribution of any benefit to which such Beneficiary becomes entitled as a result of the Participant’s death to be made in any of the forms outlined in Section 12.02. In the event no election is made by the Beneficiary, distribution will be made in a lump sum. Upon receipt of a Participant’s or Beneficiary’s written election, the Plan Administrator shall direct the Trustee as to the time and method of payment of benefits, subject to the provisions of this Plan. Any election concerning the payment of any benefits under the Plan may be revoked in writing and another election made in writing at any time prior to the commencement of benefit payments.

12.02 Forms of Distribution. Subject to the provisions of Article XI and Article XIII, a Participant (or Beneficiary if applicable) whose total vested accounts exceed $1,000, may elect to receive benefits in cash or in kind, in the case of Employer Stock, in any one or more of the following methods:

(a)	by a lump-sum payment of the full amount thereof; or

(b)

by payment of the amount in installments (either equal or unequal) over a period selected by the Participant that meets the requirement of Article XIII, provided that for benefit elections made on or after January 1, 2016, each installment amount is not less than $100.

If the account is being paid in installments or held in Trust in accordance with the provisions of this Section, the total account shall continue to share proportionately in the Net Earnings of the Trust but shall not share in Employer contributions.

12.03 Direct Rollover. In the event a distributee is entitled to receive a distribution under this Plan, such distributee may elect (subject to the restrictions listed below) to have the Trustee pay all or any portion of such distribution, which would otherwise be includable in gross income, directly to one or more eligible retirement plans specified by the distributee in a direct rollover. This provision shall not apply to (a) any distribution during a year in which such distributions to the distributee from this Plan are reasonably expected to total less than $200, (b) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made over a specified period of ten years or more, (c) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code and Article XIII of this Plan, (d) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer stock) and (e) any hardship distribution made under the provisions of Section 11.06 of this Plan. In the event the distributee elects to have only a portion of the distribution paid directly to an eligible retirement plan, such portion must be equal to at least $500. An election for a direct rollover with respect to one payment in a series of periodic payments will apply to all subsequent payments in the series, unless the distributee changes the election with respect to subsequent payments.

The term “eligible retirement plan” for distributions to Participants, surviving Spouses and Alternate Payees (who are the Spouse or former Spouse of a Participant) means (a) an individual retirement account described in Section 408(a) of the Code, (b) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (c) a qualified plan described in Section 401(a) of the Code, the terms of which permit the acceptance of rollover distributions, (d) an annuity plan described in Section 403(a) of the Code, (e) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, (f) an annuity contract described in Section 403(b) of the Code, and (g) a Roth individual retirement account described in Section 408A(b) of the Code, subject to the restrictions that apply to rollovers from a traditional individual retirement account into a Roth individual retirement account. However, if the distributee is a designated Beneficiary (as defined by Section 401(a)(9)(E) of the Code and amended by Section 402(c)(11)(B) of the Code) of a deceased Employee, other than the Employee’s surviving Spouse or an Alternate Payee, eligible retirement plan shall mean only an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) established for the purpose of receiving a distribution on behalf of such designated Beneficiary.

A distributee electing a direct rollover must provide the Plan Administrator with the name of the eligible retirement plan and any other information required by the Plan Administrator or the Trustee to make the direct rollover.

In the event of a mandatory distribution under the provisions of Section 11.02 hereof, a distribution to a Beneficiary or a distribution to an Alternate Payee under a Qualified Domestic Relations Order, if the distributee does not notify the Plan Administrator of his election to have such distribution either (a) paid directly to an eligible retirement plan specified by the distributee in a direct rollover or (b) paid directly to the distributee within 30 days of being provided with notice of such right, such distribution shall be paid directly to the distributee subject to applicable tax withholding requirements.

12.04 Disability. Whenever and as often as any person entitled to payment hereunder shall be under a legal disability or otherwise unable to apply such payments to the person’s own best interest and advantage, the person’s Spouse, if married, or legal guardian or conservator shall determine the method of distribution of benefits and shall determine when the payment of benefit shall be made, subject to the provisions of this Plan. Such payments may be made in any one or more of the following ways: (a) directly to such person; (b) to the legal guardian or conservator; (c) to the person’s Spouse or to any other person, to be expended for benefit of the Participant; or (d) in the event such person is a minor, to a custodian for such person under the Uniform Transfer to Minors Act or Uniform Gift to Minors Act, if such is permitted by the laws of the state in which such person resides. The decision of the Spouse or, if no Spouse, legal guardian or conservator, shall in each case be final and binding upon all persons in interest.

12.05 Missing Participants and Uncashed Checks.

(a)

Each Participant, Beneficiary, or Alternate Payee shall file with the Plan Administrator, from time to time in writing, the Participant’s, Beneficiary’s or Alternate Payee’s post office address and each change of post office address. Any communication, statement or notice addressed to a Participant, Beneficiary or Alternate Payee at the last known post office address shall be binding on the Participant, Beneficiary or Alternate Payee for all purposes of the Plan.

(b)

If there is doubt as to the accuracy of an address for a Participant, Beneficiary or Alternate Payee, the Employer or the Trustee shall mail a notification of benefit entitlement to the last known address of the Participant, Beneficiary or Alternate Payee by registered or certified mail, postage prepaid. If said notification is returned as undeliverable, the Plan Administrator shall take reasonable measures to locate the Participant, Beneficiary or Alternate Payee in accordance with ERISA and such procedures as may be established by the Department of Labor (including Field Assistance Bulletin 2014-01) and the Plan Administrator.

(c)

If neither the Plan Administrator nor the Trustee has knowledge of such Participant’s, Beneficiary’s, or Alternate Payee’s address within three years from the date the notification described in subsection (b) was mailed, or, if within three years from the date such notification was mailed, such Participant, Beneficiary or Alternate Payee fails to claim his or her benefits under the Plan or make his address known, then the Plan Administrator shall forfeit the Participant’s account balance in accordance with subsection (d), as of the Valuation Date after the third anniversary of the mailing of such notification.

(d)

If subsections (b) and (c) above have been satisfied, the Plan Administrator shall direct that the then undistributed share of the fund of such Participant, Beneficiary or Alternate Payee shall be forfeited and utilized in the manner described under Section 10.06. However, in the event that a Claim For Benefits is made by the Participant, Beneficiary or Alternate Payee after forfeiture of the benefit in accordance with this subsection (d), the benefit shall be reinstated by the Employer in the exact amount that was forfeited (unadjusted for earnings) and paid to the Participant, Beneficiary or Alternate Payee under the terms of the Plan.

(e)	If a benefits check is not cashed within six months, the check will be voided, the funds will be returned to the Plan, and the procedures under subsections (b) through (d) shall apply.

ARTICLE XIII

REQUIRED MINIMUM DISTRIBUTIONS

13.01 General Rules. The requirements of this Article XIII shall apply to any distribution of a Participant’s interest and shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Article shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 13.07 of this Plan.

As of the first Distribution Calendar Year (as defined below), distributions if not made in a lump sum, may only be made over a period certain not extending beyond the life expectancy of the Participant, or a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary (as defined below).

13.02 Time and Manner of Distributions. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date (as defined below). If the Participant dies before required distributions begin, the Participant’s entire interest in the Plan will be distributed, or begin to be distributed, no later than as follows:

(a)

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Section 13.05(d) below, distributions to the surviving Spouse will begin no later than December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later. If the Participant’s surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, the remaining provisions of this Section 13.02 will apply as if the surviving Spouse were the Participant.

(b)

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in (c) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)

If there is no Designated Beneficiary as of the date of the Participant’s death who remains a Designated Beneficiary as of September 30 of the year immediately following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

For purposes of this Section 13.02 (unless the Participant’s surviving Spouse is being treated as the Participant pursuant to the provisions of Section 13.02(a)), distributions are considered to begin on the Participant’s Required Beginning Date. If the Participant’s surviving Spouse is being treated as the Participant pursuant to the provisions of Section 13.02(a), distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 13.02(a).

Unless the Participant’s interest is distributed in a lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 13.03, 13.04 and 13.05.

13.03 Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that must be distributed for each Distribution Calendar Year is the lesser of:

(a)

The quotient obtained by dividing the Participant’s Account Balance (as defined below) by the applicable distribution period in the Uniform Lifetime Table (Section 1.401(a)(9)-9 of the Treasury Regulations, Q&A-2) using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(b)

If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table (Section 1.401(a)(9)-9 of the Treasury Regulations, Q&A-3) using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions during the Participant’s lifetime will be determined under this Section 13.03 beginning with the first Distribution Calendar Year and continuing up to and including the Distribution Calendar Year that includes the Participant’s date of death.

13.04 Distributions After Participant’s Death – Death on or After Date Distributions Begin. If the Participant dies on or after the date required distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a)

The Participant’s remaining Life Expectancy is calculated in accordance with the Single Life Table (Section 1.401(a)(9)-9 of the Treasury Regulations, Q&A-1) using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated using the Single Life Table described in (a) above, for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each calendar year.

(c)

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated under the Single Life Table described in (a) above using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If there is no Designated Beneficiary as of the date of the death of the Participant who remains a Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy under the Single Life Table described in (a) above calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

13.05 Distribution After Participant’s Death – Death Before Date Distributions Begin. If the Participant dies before the date required distributions begin, distributions will be made as follows:

(a)

If the Participant is survived by a Designated Beneficiary, the minimum distribution amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 13.04, unless the Designated Beneficiary elects distributions in accordance with 13.05(d) below.

(b)

If there is no Designated Beneficiary as of the date of death of the Participant who remains a Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under 13.02(a), this Section 13.05 will apply as if the surviving Spouse were the Participant.

(d)

Participants or Beneficiaries may elect on an individual basis whether the life expectancy rule in (a) above or the five year rule in (b) above applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 13.02 or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this sub-paragraph (d), distributions will be made in accordance with Sections 13.02 and this Section 13.05.

13.06 Definitions. The following definitions shall apply to this Article XIII:

(a)

Designated Beneficiary. The individual who is designated as the Beneficiary under Article XIV of the Plan and who is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury Regulations.

(b)

Distribution Calendar Year. A Distribution Calendar Year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 13.02. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)

Life Expectancy. Life expectancy as computed by one of the following tables under Section 1.401(a)(9)-9 of the Treasury Regulations, as appropriate: (i) Single Life Table, (ii) Uniform Life Table, or (iii) Joint and Last Survivor Table.

(d)

Participant’s Account Balance. The balance(s) of all of the accounts of the Participant as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account(s) as of dates in the valuation calendar year after the Valuation Date. The account balance(s) for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e)

Required Beginning Date. The Required Beginning Date for 5% owners of the Employer shall be April 1 of the calendar year following the calendar year in which such owner attains age 70 1⁄2. For all other Participants, the Required Beginning Date shall be April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1⁄2, or (b) the calendar year in which the Participant retires. A Participant is treated as a 5% owner for purposes of this Section if such Participant is a 5% owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1⁄2. Once distributions have begun to a 5% owner under this Article XIII, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

13.07 TEFRA Election. Notwithstanding the other requirements of this Article XIII, distributions on behalf of any Participant, including a 5% owner, may be made in accordance with a designation made in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“Section 242(b)(2) election”) meeting all of the following requirements (regardless of when such distribution commences):

(a)	The distribution by the Plan is one which would not have disqualified the Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(b)

The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(c)	Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(d)	The Participant had accrued a benefit under the Plan as of December 31, 1983.

(e)

The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant are listed in order of priority.

A distribution upon death will not be covered by this Section unless the information in the Beneficiary designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (a) and (e) above.

If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and Treasury Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and Treasury Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Section 1.401(a)(9)-8 of the Treasury Regulations, Q&A-14 and Q&A-15, shall apply.

ARTICLE XIV

BENEFICIARIES

14.01 Designation of Beneficiary. Each Participant shall designate as a Beneficiary the person or persons to whom the Participant’s share of the Fund shall be paid in the event of death. The designation shall be in writing or electronically and may include contingent or successive Beneficiaries and shall be filed with the Plan Administrator in such form as the Plan Administrator requires. The Beneficiaries may be changed at any time or times by the Participant revoking all prior written designations and filing a new designation with the Plan Administrator. The Spouse of a married Participant must consent to each designation of a specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) other than the Spouse, and such designation may be changed without spousal consent provided a prior consent of the Spouse expressly permits designation by the Participant without any requirements of further consent by the Spouse. All spousal consents must (a) be in writing, (b) acknowledge the effect of such designation, and (c) be witnessed by a Plan representative or a notary public.

14.02 Deemed Beneficiary. If a Participant dies without having a Beneficiary designation then in force or if all the Beneficiaries designated by a Participant predecease the Participant, the Participant’s benefits shall be paid to the Participant’s Spouse as of the date of the Participant’s death and if no surviving Spouse, to the Participant’s estate.

14.03 Death of Beneficiary. If all Beneficiaries who were designated by a deceased Participant and who survived him or her shall die prior to the final and complete distribution of the Participant’s benefits, then, upon the death of the last to survive of said designated Beneficiaries, the estate of the last of said designated Beneficiaries to survive shall be deemed to be the Beneficiary of the unpaid portion of such deceased Participant’s benefits.

ARTICLE XV

LOANS

15.01 Eligibility for Loans. A Participant who is an Employee may make application to the Administrator to borrow from the vested portion of his or her accounts. The Administrator, in its sole discretion, may permit any such loan, subject to the following terms and conditions:

(a)

The amount of the loan when added to the outstanding balance of all other outstanding loans from all plans of the Employer shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made, or (ii) 50% of the Participant’s vested Accounts. In no event shall a loan of less than $1,000 be made hereunder.

(b)	Each loan shall be for a fixed term not in excess of five years and shall be evidenced by a note or other obligation signed or acknowledged by the Participant.

(c)	Each loan shall be payable in periodic installments and shall bear interest at a reasonable rate, which shall be determined by the Administrator on a uniform and consistent basis.

(d)

Payments shall be made by payroll deduction. If a Participant is not receiving Compensation from the Employer, loan repayment shall be made in accordance with the terms and procedures established by the Administrator, which may include a suspension of loan payments during a period of Qualified Military Service or FMLA leave or the acceleration of the remaining indebtedness. A Participant may repay an outstanding loan in full at any time.

(e)

Each loan shall be adequately secured. Such security shall include, but need not be limited to, a pledge of a portion of the Participant’s right, title and interest in his or her Account. Such pledge shall be evidenced by the execution of a promissory note or other obligation by the Participant which shall grant the security interest and provide that, in the event of any default by the Participant on a loan repayment, the Administrator shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

(f)	The Administrator shall adopt written loan procedures, which procedures shall include such additional terms, conditions and limitations as the Administrator deems necessary or appropriate.

15.02 Number of Loans Outstanding. A Participant may only have one loan outstanding at a time. A Participant may not refinance an outstanding loan in order to meet this requirement.

ARTICLE XVI

TERMINATION AND MERGERS

16.01 Termination. By establishing a Plan hereunder the Employer represents such Plan is intended to be a permanent and continuing program for providing retirement benefits to the Participants therein, but the Sponsor nevertheless reserves the right to terminate its Plan at any time. In accordance with the procedures set forth in this Section and by written instrument, the Board of Directors may terminate the Plan at any time. By written board resolution, the Board of Directors may delegate the authority to execute the written instrument necessary to terminate the Plan to an officer or officers. The complete discontinuance of contributions or the complete cessation of active operation of the business or profession of the Employer with respect to which the Plan was established shall effect an automatic termination of the Plan, unless the Plan is continued by another employer.

16.02 Vesting and Distribution. Each affected Participant’s interest shall be nonforfeitable to the extent funded upon actual termination, partial termination, or complete discontinuance of contributions, without regard to any formal written notice. The Trust Fund shall remain in existence and benefits shall be distributed in the manner provided herein on the Participant’s termination of Service, death or Disability (or earlier, if allowed under the Plan).

However, lump-sum distributions shall be made to all Participants upon termination of this Plan if neither the Employer nor an Affiliated Employer maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) at the time of termination of this Plan or within 12 months following the distribution of all assets from this Plan. Such distributions may be made without the consent of the Participant required by Section 11.02 of this Plan. If the Employer or Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) each Participant’s accounts shall be transferred to such plan upon termination of this Plan.

16.03 Merger. This Plan and Trust may be merged or consolidated with another plan which allows for mergers or consolidations; or the assets and liabilities of the Trust Fund may be transferred to another trust fund held under any other plan of deferred compensation maintained or established for the benefit of all or some of the Participants of this Plan. In the event of such merger, consolidation or transfer, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)

each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(b)	the Employer under this Plan and any new or successor employer of the affected Participants authorize such transfer of assets; and

(c)	such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

ARTICLE XVII

AMENDMENT

17.01 Amendment By Sponsor. By written instrument executed by a duly authorized officer or officers, the Sponsor or its designee shall have the right at any time and from time to time to amend or modify this Plan, retroactively if required, in whole or in part as it may deem necessary or advisable without the consent of any Participant, former Participant or Beneficiary; except that:

(a)	no amendment shall increase the duties, responsibilities or liabilities of the Trustee or other Fiduciaries without the written consent of the Trustee or Fiduciary;

(b)

no amendment shall have the effect of vesting in the Employer any interest in or control over any funds subject to the terms of the Trust or diverting any funds for any purpose other than for the exclusive benefit of the Participants, former Participants and their Beneficiaries;

(c)

no amendment shall have any retroactive effect so as to deprive any Participant, former Participant or Beneficiary of any accrued or vested interest under the Plan unless such amendment is required to comply with mandatory provisions of the Code or any other applicable federal statute or any official regulations or rulings issued thereunder; and

(d)	no amendment shall eliminate an optional form of benefit or an early retirement type subsidy (as defined in Treasury Regulations) with respect to benefits accrued at the time of the amendment.

17.02 Vested Interests. If any amendment directly or indirectly affects the computation of the nonforfeitable percentage of an Employee’s rights to Employer-derived benefits, or if the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, any Participant who has completed three or more Years of Service with the Employer may, upon written request to the Plan Administrator within 60 days after receipt of notice of such amendment, elect to have his or her nonforfeitable percentage computed without regard to such amendment. No amendment shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

ARTICLE XVIII

ALLOCATION OF FIDUCIARY RESPONSIBILITIES

18.01 Allocation of Duties. In general, each Employer shall have the sole responsibility for making contributions. The Board of Directors shall have the sole authority to terminate this Plan. The Board of Directors or their designee shall possess the authority to appoint and remove the Trustee and to amend the Plan. The Plan Administrator and the Investment Committee shall possess those administrative duties more fully set forth in Section 4.01 hereto. The Trustee shall act as a directed trustee and shall invest and reinvest the assets comprising the Trust in accordance with the terms of the Plan.

18.02 Fiduciary Responsibility. It is the intent of the Plan that each such Fiduciary shall be solely responsible for the proper exercise and discharge of the power and authority granted to it hereunder and that each such Fiduciary shall not be responsible for any action or failure to act by any other Fiduciary hereunder.

ARTICLE XIX

SPENDTHRIFT CLAUSE

19.01 Benefits Nonassignable. Except as provided in Section 19.02, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a Spouse or former Spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Effective for Participants in the Plan as of December 31, 2012, a Participant or Beneficiary who has begun receiving benefits may assign or alienate the right to future benefit payments provided that the provision is limited to assignments or alienations which meet all of the following requirements: (a) they are voluntary and revocable at any time; (b) they do not in the aggregate exceed 10% of any benefit payment; and (c) they are neither for the purpose, nor have the effect, of defraying plan administration costs. An attachment, garnishment, levy, execution, or other legal or equitable process is not considered a voluntary assignment or alienation.

Notwithstanding the prohibitions included in this Section, a Participant or Beneficiary may direct the Plan to pay all or a portion of a Plan benefit to a third party, including the Employer, if: (a) such direction is revocable at any time by the Participant or Beneficiary; and (b) the third party files a written acknowledgment with the Plan Administrator stating that the third party has no enforceable right in, or to, any Plan benefit payment or portion thereof (except to the extent of payments actually received pursuant to the terms of the arrangement). This acknowledgment must be filed with the Plan Administrator no later than 90 days after the arrangement is entered into. A blanket written acknowledgment for all Participants and Beneficiaries who are covered under the arrangement with the third party is sufficient.

Notwithstanding the prohibitions included in this Section, a Participant’s benefit may be used to offset an amount that the Participant is ordered or required to pay to the Plan or under an order of forfeiture or restitution provided that such order complies with applicable law, including an order under the Mandatory Victims’ Restitution Act.

19.02 Qualified Domestic Relations Orders. Section 19.01 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order. A Qualified Domestic Relations Order may not require the Plan to provide any form of benefit not allowed under Article XII, may not increase benefits, and may not alter the payment of benefits under an existing Qualified Domestic Relations Order. In the case of any payment before a Participant has separated from Service, a Qualified Domestic Relations Order shall not be treated as providing a benefit not allowed by the Plan solely because the order requires payment of benefits to an Alternate Payee on or after the date on which the Participant attains (or would have attained) the “Earliest Retirement Age” as if the Participant had retired on that date and in any form allowed by the Plan. “Earliest Retirement Age” shall mean the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from Service.

When a domestic relations order is received by the Plan, the Plan Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of such order and the Plan’s procedures for determining if the order is a Qualified Domestic Relations Order and, within a reasonable time, the Plan Administrator shall determine if such order meets these requirements.

The Plan Administrator shall notify the Participant, the Alternate Payee and any other person specified in the order as being entitled to payment of benefits under the order at the address specified in the order of its determination. An Alternate Payee may designate a representative for receipt of copies of such notices. Unless distributions were being currently made, no distributions of benefits shall occur while this determination is being made by the Plan Administrator. If distributions were occurring prior to receipt by the Plan Administrator of the order, a separate account shall be established to hold any further distributions until a final determination is made by the Plan Administrator.

Upon written receipt of a domestic relations order, the Plan Administrator shall review this order, inform the Trustee, and gather such facts as it may deem appropriate. The Plan Administrator may consult with legal counsel for the Plan in such matters. The Plan Administrator shall reach a decision within 18 months following the date on which the first payment would be required to be made under the order whether it is a Qualified Domestic Relations Order. During this period the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order. If the order (or modification thereof) is qualified, the segregated amounts shall be paid according to the order. If the order is not qualified, any segregated accounts plus earnings thereon shall be returned to their original account. If the Plan’s Fiduciaries follow these procedures, the Plan and all Fiduciaries shall be relieved of any liability to any Participant or Alternate Payee. If an order is subsequently found to be a Qualified Domestic Relations Order, all payments shall be prospective only.

ARTICLE XX

DESIGNATION AND STATUS OF TRUSTEE

20.01 Trustee Appointment/Resignation and Removal. The Sponsor has by the execution of this Plan and Trust Agreement appointed the Trustee named herein. The Trustee may resign upon 60-days’ notice to the Plan Administrator unless a shorter period is agreed to by the Plan Administrator. The Trustee may be removed upon 60-days’ notice unless a shorter period is agreed to by the Trustee. In the event of a resignation or removal of the Trustee, the Sponsor shall designate and appoint a qualified successor. Any such successor Trustee shall have all of the powers, duties and authority herein conferred upon the original Trustee. Upon acceptance of such appointment by the successor Trustee and the submission to the successor of a detailed and accurate accounting, the resigning or removed Trustee shall assign, transfer and pay over to the successor Trustee the funds and properties then constituting the Trust Fund.

20.02 Directed Trustee. As to the assets comprising the Plan, the Trustee shall serve as a directed trustee hereunder. Notwithstanding any provision of this Plan to the contrary, the power and authority afforded to the Trustee hereunder with respect to such assets shall be interpreted and construed in a manner consistent with such designation.

ARTICLE XXI

POWERS AND RIGHTS OF TRUSTEE

21.01 General Powers and Authority. Except as otherwise herein expressly provided, the administration and management of the Trust herein created, the sale and conveyance of the Trust assets and the investment and reinvestment of Trust assets by the Trustee shall be performed in accordance with the directions of the Investment Committee and the Participants. The rights, powers, duties and liabilities of the Trustee shall be in accordance with and governed by the terms and provisions of the laws of the State of Mississippi governing fiduciary rights and responsibilities. However, in addition to the powers provided under such laws, the Trustee, shall have full power and authority at the direction of the Investment Committee and the Participants to perform the following:

(a)

to invest and reinvest the principal and income of the fund in the Trustee’s discretion in any and all stocks, bonds, notes, debentures, mortgages, equipment, trust certificates, insurance company contracts, real estate and in any such other property, real or personal, investments and securities of any kind, class or character, including options, puts and calls, whether income producing or not, as the Investment Committee may deem suitable for the Trust; and in making such investments and reinvestment, the Trustee shall not be restricted to properties and securities authorized for investment by trustees or other Fiduciaries under any present or future law.

(b)

to permit available Trust funds to remain temporarily uninvested or, in its discretion, to place on time deposit in a savings account, money market account or certificates of deposit in Whitney Bank, cash funds coming into the Trustee’s hands, subject to the provisions of subparagraph (i) of this Section 21.01.

(c)

to hold and be absolute owner of all insurance and annuity contracts applied for and held as part of the Trust Fund. The Trustee shall be held responsible only for such funds, assets and contracts as shall actually be received by it and shall have no obligation to make payments other than from funds, assets or contract values held in the Trust.

(d)

to cause any property of the Fund to be issued, held or registered in the individual name of the Trustee, in the name of the nominee of the Trustee or in such form that title will pass by delivery, provided the records of the Trustee shall indicate the true ownership of such property.

(e)	to vote any stock, options, puts and calls, bonds, partnership interest or other securities entitled to vote solely in the interest of the Plan Participants.

(f)

to invest funds collectively or individually, including, but not limited to, the purchase and sale of stocks, bonds and other securities, and any other investments allowed under the applicable state and federal laws.

(g)	to invest in Employer Stock.

(h)

to hold all or any portion of the assets comprising the Trust Fund in (i) one or more common or collective funds maintained by the Trustee or an Investment Manager (or an affiliate of any such entity) established for the exclusive purpose of investment by employee benefit plans qualified under Section 401(a) of the Code, (ii) any certificate of deposit or other form of interest-bearing account offered by the Trustee or an Investment Manager (or an affiliate of any such entity), provided the rate of interest available under any such account is at least as favorable as the rate of interest available with respect to similar accounts offered to the public, (iii) any mutual fund (whether open-end or closed-end) sponsored by the Trustee or an Investment Manager (or an affiliate of any such entity), provided that the fees and expenses charged with respect to any such fund are in accordance with the provisions of ERISA or any opinion letter or prohibited transaction exemption (whether class or individual) issued under ERISA, or (iv) any group or master trust managed or sponsored by the Trustee or an Investment Manager (or an affiliate of such entity).

(i)

to invest all or a portion of the assets comprising the Trust Fund in one or more pooled, master or group trusts within the meaning of Revenue Ruling 81-100, common or collective trusts or other arrangements; to the extent required, the terms and conditions of any trust or other document governing any such pooled arrangement, master or group trust or common or collective trust shall be incorporated herein by this reference, but such terms and conditions shall be solely applicable to the portion of the Trust Fund invested thereunder.

The Trustee is not authorized to accomplish any act for the Trust which would constitute a prohibited transaction unless exempted by the Department of Labor. A prohibited transaction shall include any direct or indirect sale or exchange or leasing of any property; lending of money or other extension of credit; or furnishing of goods, services or facilities between a plan and a disqualified person. A prohibited transaction shall also include the transfer of the income or assets of the Plan to a disqualified person; the use of the income or assets of the Plan by or for the benefit of a disqualified person; or the dealing with the income or assets of the Plan in the Trustee’s own interest or for the Trustee’s own account.

21.02 Adoption of Procedures. The Trustee may adopt such rules of procedure as in its discretion it deems necessary for a proper and efficient maintenance of the Fund and shall keep and maintain records of its proceedings and acts.

21.03 Defense of Legal Actions. If any Participant or Beneficiary brings legal action against the Trust, the result of which shall be adverse to the party bringing suit, or if any dispute shall arise as to the person or persons to whom payment or delivery of any funds shall be made by the Trustee, the cost to the Trust of defending such suit may be a lien against the account of the Participant whose interest is in issue if the Participant is given prior notice of an impending lien and there is a judicial hearing on the probable validity of the Trustee’s claim.

21.04 Costs of Administration. The Trustee is authorized to pay from the Fund all expenses, taxes and charges, including fees of attorneys or agents, incurred in connection with the administration or operation of the Fund. The Trust shall pay the Trustee such reasonable compensation as shall be agreed upon from time to time by the Sponsor and the Trustee, unless the Employer shall assume such obligation.

Where paid from the Trust Fund, an expense generally shall be allocated pro rata to all Participants in the Plan provided, however, any fee determined on a per Participant basis, such as, by way of example, a recordkeeping fee, shall instead be charged to the accounts of Participants on a per capita basis. Further, so long as not precluded by ERISA, the Code, regulations or governing authority, any expense generated by or attributable to only one or some, but not all Participants shall be charged solely to the account or accounts of the affected Participants, provided that such is done in a uniform or non-discriminatory manner, including, by way of example, fees attributable to processing distributions, obtaining a loan or hardship distribution or the determination as to whether a domestic relations order constitutes a QDRO and, if so, the processing and administration of that QDRO.

21.05 Bond Requirement. Unless required by ERISA, the Trustee shall not be required to give bond for the faithful performance of its duties hereunder.

21.06 Consultation with Legal Counsel. The Trustee may consult with counsel, who may be counsel for the Sponsor, with respect to any of its duties or obligations hereunder and may rely on counsel in acting or refraining from acting in accordance with their advice.

21.07 Reliance on Instructions. The Trustee shall be fully protected in taking any action (at the direction of the Investment Committee and/or a Participant) indicated by this instrument to be within the scope of the authority of any officer of the Sponsor or of the Board of Directors in accordance with any written instrument purported to be signed by such individual, or in reliance upon a certified copy of a resolution of the Employer which the Trustee, in good faith, believes to be genuine.

21.08 Employment of Fiduciaries/Investment Managers. The Trustee may employ such Fiduciaries as the Investment Committee designates. In accordance with the provisions of Section 402(c)(3) et. seq., of ERISA, the Investment Committee may appoint one or more Investment Managers to manage all or part of the assets of the Plan. An Investment Manager appointed under this Section must be (a) registered as an investment advisor under the Investment Advisors Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified to manage, acquire or dispose of assets of a plan under the laws of more than one state. If this election is made, the Investment Committee shall direct the Trustee, by written notice, to segregate any portion or portions of the Trust in a separate account or accounts to be invested and reinvested by the Investment Manager, pursuant to Section 21.01. The following provisions shall be applicable:

(a)

If investment of the Trust Fund is to be directed in whole or in part by an Investment Manager, the Investment Committee shall deliver to the Trustee a copy of the instruments appointing the Investment Manager and evidencing the Investment Manager’s acceptance of such appointment, and acknowledgment by the Investment Manager that it is a Fiduciary of the Plan, and a certificate evidencing the Investment Manager’s current registration under the Investment Advisors Act of 1940, if applicable. The Trustee shall be fully protected in relying upon such instruments and certificate until otherwise notified in writing by the Investment Committee.

(b)

The Trustee shall follow the directions of the Investment Manager regarding the investment and reinvestment of the Trust Fund, or such portion thereof as shall be under management by the Investment Manager and shall exercise the powers set forth in Section 21.01 hereof as directed by the Investment Manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or continued retention of any such investment or the exercise or non-exercise of the powers in Section 21.01 hereof.

The Trustee shall have no liability or responsibility for acting pursuant to the direction of, or failing to act in the absence of any direction from, the Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing or participating in a breach of fiduciary duty by the Investment Manager.

(a)

The Investment Manager at any time and from time to time may issue orders for the purchase or sale of securities directly to a broker; and in order to facilitate such transactions, the Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given and the execution of each such order shall be confirmed by written advice to the Trustee by the broker. Such notification shall be authority for the Trustee to pay for securities purchased against payment therefor, as the case may be.

(b)

In the event that an Investment Manager should resign or be removed by the Investment Committee, the Trustee shall manage the investment of the Trust unless and until it shall be notified of the appointment of another Investment Manager with respect thereto as provided in this Section.

21.09 Participant Directed Investments. Each Participant shall be allowed to control and direct the investments of all of the Participant’s accounts pursuant to Section 404(c) of ERISA. All investment options shall be selected by the Investment Committee. The Investment Committee shall select a diversified group of investments or Investment Managers to offer to the Participants. Such funds and managers shall be the only investment options available (other than Employer Stock) and shall include at least three (diversified categories of investments). The categories of investments shall be diversified both between categories and within each category and shall meet the requirements of Section 2550.404c-1 of the Department of Labor Regulations. Information regarding the categories of investments shall be made available to the Participants by the Investment Committee.

All initial investment directions shall be made in a method accepted by the recordkeeper. All assets acquired pursuant to such direction shall be held by the Trustee until distributed in accordance with the terms of the Plan, or until the Participant directs that they be disposed of.

The Trustee is obligated to follow these instructions, but shall not implement any investment decision of the Participant which would create taxable income to the Plan. The Trustee and the Investment Committee shall not be liable for any loss, or by any reason of any breach, which results from the Participant’s controlling and directing investments in his or her account or accounts, and shall not be under any duty to advise a Participant or Beneficiary with respect to any investment.

Each Participant shall be informed of his or her rights to direct the investment of his or her accounts and of the procedures regarding directed investments. If the Participant does not elect an investment method, his or her accounts shall be invested in a default fund selected by the Investment Committee.

ARTICLE XXII

TRUSTEE’S ACCOUNTINGS

22.01 Trustee’s Records. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Investment Committee or by the Plan Administrator.

22.02 Valuation of Trust Assets. Net Earnings of the Fund shall be computed by the Trustee’s agent (as designated in writing by the Trustee) as of each Valuation Date and the agent’s good faith decision as to the value of the Fund and the Net Earnings and adjustments thereof shall be final, conclusive and binding upon all Participants and Beneficiaries.

If Employer Stock held in the Trust is not “readily tradable on an established securities market” (as defined in Section 24.01), and to the extent applicable, all valuations of Employer Stock acquired by or contributed to the Plan with respect to the activities carried on by the Plan shall be performed by an independent appraiser. For the purposes of the preceding sentence, the term “independent appraiser” means any appraiser meeting the requirements of Section 401(a)(28)(C) of the Code.

22.03 Annual Accounts. Within 90 days following the close of each Plan Year and within a like period of time after its removal or resignation, the Trustee shall file with the Investment Committee or the Plan Administrator an accounting setting forth all investments, receipts, disbursements and other transactions effected by it during such Plan Year, or during the period from the close of the last Plan Year to the date of such removal or resignation. The accounting shall set forth the current fair market value of the Trust as of the date of the accounting. Securities held in the Trust shall be valued as of the close of business on the last business day of the Plan Year (or other closing date) on which those securities were traded. The market value of all other assets shall be fixed on the same date in such manner as the Trustee deems necessary.

22.04 Participant Statements. Any Participant or Beneficiary may request in writing a statement indicating on the basis of the latest available information the total benefits accrued and the nonforfeitable benefits, if any, which have accrued, or the earliest date on which benefits will become nonforfeitable. No Participant or Beneficiary shall be entitled to receive more than one statement during any one 12-month period.

22.05 Right to Compel Accounting. No Participant, Beneficiary, estate or other person interested in the Trust, except the Investment Committee or an Employer, shall have the right to compel an accounting by the Trustee, judicial or otherwise, except as stated above. All such persons shall be bound by all accountings by the Trustee to the respective Employers, including accountings rendered to the Employer after a Participant’s termination of employment, Disability or death.

ARTICLE XXIII

QUALIFIED MILITARY SERVICE

23.01 Applicability. This Article XXIII applies to an Employee who: (1) has completed Qualified Military Service under USERRA; (2) the Employer has rehired under USERRA or who died while in Qualified Military Service; and (3) who is a Participant entitled to make-up contributions under Section 414(u) of the Code.

23.02 Compensation. For purposes of this Article XXIII, the Plan Administrator will determine an affected Participant’s Compensation as follows. A Participant during his or her period of Qualified Military Service is deemed to receive Compensation equal to that which the Participant would have received had he or she remained employed by the Employer, based on the Participant’s rate of pay that would have been in effect for the Participant during the period of Qualified Military Service. If the Compensation during such period would have been uncertain, the Plan Administrator will use the Participant’s actual average Compensation for the 12-month period immediately preceding the period of Qualified Military Service, or if less, for the period of employment.

23.03 Make-Up of Elective Deferrals. The Plan Administrator shall allow a Participant under this Article XXIII to make up Elective Deferrals to his or her Elective Deferrals Account. The Participant may make up the maximum amount of Elective Deferrals which he or she would have been able to contribute during the period of Qualified Military Service (less any such amounts the Participant actually contributed during such period) and the Participant must be permitted to contribute any lesser amount as the Plan would have permitted. The Participant must make any make-up contribution under this Section 23.03 commencing on his or her reemployment date and not later than five years following reemployment (or if less, a period equal to three times the length of the Participant’s Qualified Military Service triggering such make-up contribution).

23.04 Make-Up Matching Contributions. The Employer shall make up any Matching Contribution that the Employer would have made and which the Plan Administrator would have allocated to the Participant’s Account during the period of Qualified Military Service based on any make-up Elective Deferrals that the Participant makes under Section 23.03.

23.05 Limits on Make-Up Contributions. Any contribution made under this Article XXIII does not cause the Plan to violate nor be subject to: (1) nondiscrimination testing, including under the ADP test, the ACP test and Section 401(a)(4) of the Code; (2) top-heavy rules under Section 416 of the Code; or (3) coverage under Section 410(b) of the Code. Contributions under this Article XXIII are Annual Additions and are subject to the deferral limits under Section 5.06 for the year to which such contributions are allocated, but not for the year in which such contributions are made.

23.06 No Make-Up Earnings. A Participant receiving any make-up contribution under this Article XXIII is not entitled to an allocation of any earnings on any such contribution prior to the time that the Employer actually makes the contribution to the Trust Fund.

23.07 No Forfeitures During Leave. A Participant receiving any make-up contribution under this Article XXIII is not entitled to an allocation of any forfeitures arising during the Participant’s period of Qualified Military Service.

23.08 Other Rights and Benefits. In the event a Participant dies on or after January 1, 2007 while performing Qualified Military Service, the Participant shall be deemed to have been reemployed by the Employer on the date prior to his death for all purposes except the accrual of benefits during the period of Qualified Military Service.

Differential wage payments, if any, will be treated as Compensation under this Article XXIII and for purposes of Employee deferrals and any Employer contributions. Differential wage payments are payments that (a) are made by the Employer to an individual with respect to any period during which the individual is performing services in the uniformed military service, while on active duty for a period of more than 30 days; and (b) represent all or a portion of the wages that the individual would have received from the Employer if the individual were performing Services for the Employer. An individual is treated as having incurred a severance from employment for purposes of this Plan during any period the individual is performing service in the uniformed military service.

ARTICLE XXIV

EMPLOYER STOCK

24.01 Definitions. Unless specifically defined below, capitalized terms used in this Article shall have the meanings otherwise ascribed to them in the Plan.

(a)	Designated Dividend shall mean a Dividend designated for deduction under Section 404(k) of the Code.

(b)

Dividend shall mean a distribution in the form of cash or stock paid by Hancock Holding Company with respect to the Qualifying Employer Securities Fund, which is characterized as a dividend under state law.

(c)	Dividend Declaration Date shall mean the date on which a Dividend is declared by the Board of Directors.

(d)

Eligible Participant means with respect to each Plan Year commencing on or after the Effective Date, a Participant in the Plan as of the last day of the immediately preceding Plan Year or a Participant who first becomes eligible to participate in the Plan during such Plan Year.

(e)	Ex-Dividend Date means the date designated by the NASDAQ for the receipt of a Dividend with respect to Qualifying Employer Securities.

(f)

Qualifying Employer Securities shall mean any employer securities consisting of either common stock or non-callable preferred stock which is convertible to such common stock at a conversion price that is reasonable as of the date of acquisition, which are issued by either the Sponsor or a corporation which is a member of the same controlled group (within the meaning of Section 409(l)(4) of the Code) and which are qualifying employer securities as defined in Section 407(d)(5) of ERISA or Sections 4975(e)(8) and 409(l) of the Code. Such stock must have a combination of voting power and dividend rights equal to or in excess of (i) that class of common stock of the Sponsor (or of the corporation which is a member of the same controlled group) having the greatest voting power and (ii) that class of common stock of the Sponsor (or of the corporation which is a member of the same controlled group) having the greatest dividend rights.

For purposes of this Article XIV, a security is “readily tradable on an established securities market” if the security is:

(i)	traded on a national securities exchange that is registered under Section 6 of the Securities Exchange Act of 1934; or

(ii)

traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and where the security is deemed by the Securities and Exchange Commission (“SEC”) as having a ready market under Rule 15c3-1 (17 CFR 240.15c3-1) of the SEC.

(g)	Qualifying Employer Securities Fund shall mean the investment fund maintained by the Trustee, the assets of which are invested primarily or solely in Employer Stock.

24.02 Required Investment Option. In addition to any investment fund offered under the Plan from time to time, each Participant shall be permitted to invest and reinvest amounts allocated to his or her accounts in the Qualifying Employer Securities Fund.

24.03 Acquisition and Disposition of Employer Stock. The Trustee shall acquire Employer Stock hereunder on the open market, by private purchase or from the Sponsor in accordance with the instructions of the Investment Committee or, if no instructions are provided, in its discretion. Notwithstanding any provision of this Plan to the contrary, in the event such stock is acquired from the Sponsor, in no event shall the Plan pay any commission or other expense of sale, which shall be borne by the Sponsor. Shares of Employer Stock acquired from the Sponsor may be authorized but unissued shares or treasury shares, in the discretion of the Sponsor.

The Trustee shall acquire or dispose of Employer Stock at such time or times as may be required to implement the instructions of any Participant hereunder. The Trustee shall not be required to anticipate market conditions or otherwise time any such acquisition or disposition to minimize the risk of loss. Notwithstanding any provision of this Plan to the contrary, the acquisition or disposition of Employer Stock hereunder may be postponed to the extent necessary or appropriate to comply with applicable Federal or state securities laws, without liability for loss of investment opportunity or loss of income or principal.

24.04 Dividends. The Trustee shall reinvest any cash Dividends received with respect to Employer Stock in additional shares of such stock as of each applicable Dividend payment date unless subject to a distribution election pursuant to Section 24.11. Dividends paid in the form of Employer Stock or a stock split or similar recapitalization with respect to shares of Employer Stock shall be allocated in accordance with Section 24.12.

24.05 Voting. Employer Stock allocated to the accounts of Participants and Beneficiaries shall be voted in accordance with the directions of each such Participant or Beneficiary.

As soon as administratively feasible before each annual or special shareholders meeting of the Sponsor, the Trustee or the Plan Administrator (or a designee thereof) shall furnish to each Participant and Beneficiary a copy of any proxy solicitation material furnished to shareholders of the Sponsor, together with a form requesting confidential instructions on how Employer Stock allocated to such Participant’s or Beneficiary’s account are to be voted. Upon timely receipt of such instructions, the Trustee, the Plan Administrator or such designee shall vote the securities as instructed. The instructions received from Participants and Beneficiaries shall be held in strict confidence and shall not be divulged or released to any person, including officers or Employees of the Sponsor and its Affiliates, except to the extent necessary to vote such securities as contemplated hereunder.

Except as permitted by applicable law, neither the Sponsor, Affiliated Employers, the Trustee nor the Plan Administrator shall make recommendations to Participants on whether to vote or how to vote. Employer Stock with respect to which no instructions are received from Participants shall not be voted.

Notwithstanding the foregoing, if Employer Stock is no longer readily tradable on an established securities market (as defined in Section 24.01), a Participant or Beneficiary shall only be entitled to direct the Trustee, the Plan Administrator or its designee with respect to the approval or disapproval of any corporate matter which involves any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions which may be prescribed by applicable Treasury Regulations promulgated under Section 409(e) of the Code. Each Participant shall be entitled to one vote with respect to such issues.

24.06 Tender Offers. The Plan Administrator or the Trustee (or an unrelated third-party recordkeeper approved by the Plan Administrator) shall notify each Participant invested in Employer Stock of a tender or other exchange offer and utilize its best efforts to distribute to such Participants in a timely manner all information distributed to other shareholders of the

Sponsor in connection with any such offer. Each affected Participant shall have the right to instruct the Trustee, the Plan Administrator or the recordkeeper, in writing, as to the manner in which to respond to any tender or exchange offer with respect to Employer Stock. Such instructions shall be held in strict confidence and shall not be divulged or released to any person, including any officer or director of the Sponsor except as may be required to implement the provisions of this Section 24.06. Employer Stock with respect to which no instructions are received from Participants shall not be tendered.

24.07 Distributions. Notwithstanding any provision of the Plan to the contrary, any distribution hereunder made with respect to an investment in Employer Stock shall be made (a) in whole shares of Employer Stock (and cash); or (b) in cash, as elected by the Participant or Beneficiary.

Notwithstanding any provision in the Plan to the contrary, at the election of the Participant, distribution of amounts in the Qualifying Employer Securities Fund shall commence no later than one year after the close of the Plan Year in which the Participant severs employment by reason of attainment of Normal Retirement Date under the Plan, Disability, or death, or the fifth Plan Year following the Plan Year in which the Participant otherwise severs employment, except that this provision shall not apply if the Participant is reemployed by the Employer before distribution is required to begin.

24.08 Status of Plan. Notwithstanding any provision of the Plan to the contrary, amounts allocated to the Qualifying Employer Securities Fund, from time to time, shall be deemed to constitute a stock bonus plan that is designated as an employee stock ownership plan (“ESOP”) within the meaning of Section 4975(e)(7) of the Code, the assets of which are invested primarily or solely in Qualifying Employer Securities. Participants shall at all times have the right to diversify shares in the Qualifying Employer Securities Fund that are allocated to their accounts, by directing that such shares be invested in other investment funds under the Plan as provided for under Section 21.09.

24.09 Maintenance of Qualifying Employer Securities Fund. Amounts allocated to the Qualifying Employer Securities Fund shall be invested and reinvested in Employer Stock. The acquisition and disposition of such stock shall be made by the Trustee (or its designee) in accordance with the provisions of this Article XXIV.

Employer Stock shall be acquired as set forth in Section 24.03. Neither the Trustee, the Employer, nor the Plan Administrator shall have any responsibility or duty to anticipate market conditions or changes in the value of Employer Stock in order to maximize return or minimize loss with respect to any acquisition or disposition of such securities.

24.10 Designation of Dividends. Unless otherwise designated orally or in writing by the Sponsor, the Plan Administrator shall deem any Dividend payable with respect to Employer Stock as a Designated Dividend hereunder.

24.11 Dividend Distributions. The Plan Administrator (or its designee) shall cause to be distributed to each Eligible Participant in accordance with this paragraph any Designated Dividend, subject to the following special rules:

(a)

Within a reasonable period before the first day of each Plan Year, each Eligible Participant shall be entitled to elect (i) to receive distribution of Designated Dividends payable hereunder in the form of cash (any such Participant referred to herein as an “Electing Participant”), or (ii) to reinvest the amount of such Dividends in the Qualifying Employer Securities Fund. Any such election shall be made by such means as may be acceptable to the Plan Administrator. Any such election shall be deemed irrevocable as of the last day of the Plan Year that immediately precedes the Plan Year with respect to which the election relates (the “Election Date”). The Plan Administrator, in its discretion, may permit additional elections after an Election Date, but only to the extent necessary to comply with the provisions of Section 404(k) of the Code or with respect to Eligible Participants who first commence participation in the Plan during the affected Plan Year.

(b)

If an Eligible Participant fails to make an election in accordance with subparagraph (a) hereof, he or she shall be deemed to have elected the reinvestment of Designated Dividends in the Qualifying Employer Securities Fund.

(c)

Dividends that may constitute Designated Dividends hereunder shall be allocable to each Participant who owns an interest in the Qualifying Employer Securities Fund as of each Ex-Dividend Date in proportion to the number of shares of Qualifying Employer Securities (including fractional shares) allocated to each such Participant as of such date.

(d)

Designated Dividends shall be (i) directly distributed to each Electing Participant as soon as practicable after each dividend payment date, or (ii) distributed from the Plan at least as frequently as annually, not later than 90 days after the close of the Plan Year in which each dividend payment date occurs, in the discretion of the Plan Administrator.

(e)	If Designated Dividends are held in trust pending distribution hereunder, the Plan Administrator may direct the Trustee to invest such amounts in a manner intended to preserve principal.

(f)	The Plan Administrator may adopt, from time to time, such additional rules and procedures as may be reasonably necessary to administer the election described in this paragraph.

(g)	An Eligible Participant shall be fully vested in cash Dividends that the Eligible Participant elects to have reinvested in the Qualifying Employer Securities Fund pursuant to this Section 24.11.

24.12 Stock Dividends and Splits. Qualifying Employer Securities received by the Trustee as the result of a stock dividend, stock split, reorganization or other recapitalization of the Sponsor shall be allocated to each Participant invested in the Qualifying Employer Securities Fund as of the applicable record date. Allocation to each Participant shall be made in the same proportion that the Employer Stock was allocated to such Participant as of the applicable record date.

24.13 Section 1042 Transactions. Notwithstanding any provision in this Plan to the contrary, if Qualifying Employer Securities are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to Section 1042 of the Code, no assets attributable to (or in lieu of) such Qualifying Employer Securities may accrue or be allocated during the nonallocation period directly or indirectly under the Plan for the benefit of:

(i)	the shareholder;

(ii)

any person who is related to such shareholder (within the meaning of Section 267(b) of the Code), except that lineal descendants of such shareholder may receive allocations so long as no more than 5% of the aggregate amount of all Qualifying Employer Securities held by the Plan attributable to a sale by any person related to such lineal descendants in a transaction to which Section 1042 of the Code applies is allocated to such lineal descendants of such shareholder; and

(iii)

any other person who owns (after application of Section 318(a) of the Code) more than 25% of any outstanding class of stock of the corporation which issued such Qualifying Employer Securities or a member of the controlled group with such corporation or of 25% of total value of any such class of stock.

For purposes of this Section, “nonallocation period” means the period beginning on the date of a sale of the Qualifying Employer Securities to the Plan and ending on the later of ten years after the date of such sale or the date of the allocation attributable to the final payment on the exempt loan incurred with respect to the sale.

24.14 Confidentiality Procedures Regarding Qualifying Employer Securities. The following shall apply with respect to the investment by Participants and Beneficiaries in Employer Stock:

(a)

Information relating to the purchase, holding, and sale of Employer Stock, and the exercise of voting, tender and similar rights with respect to Employer Stock by Participants and Beneficiaries, shall be maintained in accordance with procedures designed to safeguard the confidentiality of such information and shall not be disclosed except as otherwise provided under Sections 24.05 and 24.06 or to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

(b)

The Investment Committee or its designee shall be the Named Fiduciary responsible for (i) establishing and ensuring that the confidentiality procedures are sufficient to safeguard the information described in paragraph (a) above, (ii) such procedures are being followed, and (iii) appointing when necessary an independent Fiduciary to carry out activities relating to situations that the Named Fiduciary determines involve a potential for undue Employer influence on Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

ARTICLE XXV

MISCELLANEOUS

25.01 Controlling Law. This Plan and Trust Agreement shall be construed and enforced, and the Trust Fund shall be administered according to ERISA and, where applicable, to the laws of the State of Mississippi to the extent not preempted by ERISA. All actions shall be brought within the State of Mississippi. Any action brought for benefits under this Plan or for a breach of fiduciary duty shall be made within two years of the date such claim arose or shall be forever barred.

25.02 Severability. In case any provision of this Plan and Trust Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions but shall be fully severable, and the Plan and Trust Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

25.03 Headings. The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent, or intent of any provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Plan and Trust Agreement on this the ___________ day of January, 20_____.

HANCOCK HOLDING COMPANY

By:

Title:
SPONSOR

WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK HOLDING COMPANY

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 1)

THIS AMENDMENT is made by and between HANCOCK HOLDING COMPANY, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Holding Company 401(k) Savings Plan (previously known as Hancock Bank 401(k) Savings and Investment Plan) (the “Plan”), was originally adopted effective May 29, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement, effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor wishes to amend the Plan to provide service credit under the Plan for vesting and eligibility purposes to First NBC Bank (“FNBC”) employees who became employed by the Sponsor or Affiliated Employers in connection with the acquisition of nine FNBC branches by the Sponsor’s wholly-owned subsidiary, Whitney Bank, pursuant to that certain Purchase and Assumption Agreement by and between FNBC and Whitney Bank, dated December 30, 2016.

NOW, THEREFORE, the Plan is hereby amended, effective March 11, 2017, as follows:

1.	The second paragraph of Section 3.52 is amended to add a new subparagraph (c) at the end therefore to read in its entirety as follows:

(c)

Service with First NBC Bank and its affiliates shall count for purposes of eligibility to participate and vesting for individuals who became Employees of the Employer on March 11, 2017 (the “Transfer Date”) in connection with the acquisition by Whitney Bank of nine branches of First NBC Bank, provided such individuals were employed by First NBC Bank on the day immediately preceding the Transfer Date, including those on an approved leave of absence.

1

2.	The first sentence of the second paragraph of Section 7.05(a) of the Plan is hereby amended to read as follows:

All amounts rolled over to this Plan shall be in cash, except for rollovers of Participant loans pursuant to Section 15.03 hereof.

3.	Section 15.02 is hereby amended by the addition of the following at the end thereof:

A loan rolled over to this Plan pursuant to Section 15.03 shall constitute a loan under the Plan.

4.	Article XV of the Plan is hereby amended by the addition of a new Section 15.03 to read as follows:

15.03 Rollover. With the consent of the Plan Administrator, the Trustee may accept direct rollovers by Participants or Eligible Employees of loans to this Plan from other tax qualified plans under Section 401(a) of the Code, provided (a) such loans otherwise comply with the provisions of the Code, this Article and the loan policy established by the Plan Administrator and (b) such Participants or Eligible Employees became Employees of the Employer or an Affiliate in connection with a corporate merger or acquisition. The Plan Administrator and/or Trustee may require the Employee to establish that the loan to be rolled over to this Plan meets all requirements of this Article and that no portion thereof has previously been included in the Employee’s income as a deemed distribution. As a condition of accepting such loan, the Employee shall be required to execute such documentation, if any, as the Trustee and/or the Plan Administrator may require.

This Amendment is executed this _____ day of _____________, 2017.

HANCOCK HOLDING COMPANY

By:

Title:
SPONSOR

WHITNEY BANK

By:

Title:
TRUSTEE

2

HANCOCK HOLDING COMPANY

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 2)

THIS AMENDMENT is made by and between HANCOCK HOLDING COMPANY, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Holding Company 401(k) Savings Plan (previously known as Hancock Bank 401(k) Savings and Investment Plan) (the “Plan”), was originally adopted effective May 29, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement, effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement and the amended and restated Plan was further amended on the 22nd day of June, 2017 and the 28th day of June, 2017; and

WHEREAS, the Sponsor wishes to further amend the Plan to provide for immediate eligibility for First NBC Bank (“FNBC”) employees who became employed by the Sponsor or Affiliated Employers in connection with the acquisition of certain FNBC assets by the Sponsor’s wholly-owned subsidiary, Whitney Bank, pursuant to that certain Purchase and Assumption Agreement by and between the Federal Deposit Insurance Corporation and Whitney Bank, dated April 28, 2017.

NOW, THEREFORE, the Plan is hereby amended, effective April 28, 2017, as follows:

2. The second paragraph of Section 5.01 is amended by the addition of the following at the end thereof:

Notwithstanding the foregoing, individuals who became employed by the Employer as Eligible Employees on April 28, 2017, (the “Hire Date”) in connection with the acquisition by Whitney Bank of certain assets of First NBC Bank from the Federal Deposit Insurance Corporation shall be immediately eligible and shall commence participation in the Plan as soon as administratively feasible following the later of the Hire Date and the date such individual attains 18 years of age, but no later than the second payroll period following such date.

1

This Amendment is executed this _____ day of _____________, 2017.

HANCOCK HOLDING COMPANY

By:

Title:
SPONSOR

WHITNEY BANK

By:

Title:
TRUSTEE

2

HANCOCK HOLDING COMPANY

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 3)

THIS AMENDMENT is made by and between HANCOCK HOLDING COMPANY, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Holding Company 401(k) Savings Plan (previously known as Hancock Bank 401(k) Savings and Investment Plan) (the “Plan”) was originally adopted effective May 29, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement, effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan Sponsor also sponsors the Hancock Holding Company Pension Plan (“Pension Plan”), which plan was amended to freeze participation with regard to employees hired or rehired on or after July 1, 2017, and to cease future accruals with respect to certain Pension Plan participants effective January 1, 2018; and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor wishes to amend the Plan to provide an employer contribution for new and current Participants who are ineligible to participate in the Pension Plan or who participate but are no longer eligible to accrue benefits under such plan, as the case may be.

NOW, THEREFORE, the Plan is hereby amended as follows:

3. Article III, DEFINITIONS, is hereby amended effective January 1, 2018, by adding the following new definitions:

Account shall mean any of a Participant’s Elective Deferral Account, Hancock Profit Sharing Contribution Account, HHC Safe Harbor Contribution Account (or HHC Safe Harbor Matching Account), Matching Contribution Account, Rollover Account, Transfer Account, Whitney Profit Sharing Account, Whitney Safe Harbor Account, Whitney Thrift Incentive Account, Basic Employer Contribution Account or Enhanced Employer Contribution Account established on behalf of such Participant.

Basic Employer Contribution shall mean the contribution made pursuant to Section 7.02A(b).

Basic Employer Contribution Account shall mean the account established on behalf of each Basic Participant who receives a contribution pursuant to Section 7.02A(b).

Basic Participant shall mean a Participant who is hired or rehired on or after July 1, 2017, or otherwise never became a participant under the Pension Plan.

Enhanced Employer Contribution shall mean the contribution made pursuant to Section 7.02A(c).

Enhanced Employer Contribution Account shall mean the account established on behalf of each Enhanced Participant who receives a contribution pursuant to Section 7.02A(c).

Enhanced Participant shall mean a Participant who is a participant under the Pension Plan whose Pension Plan benefit was frozen effective January 1, 2018, and who has been in continuous employment with the Employer since such date.

Pension Plan shall mean the Hancock Holding Company Pension Plan.

4. The first sentence of Section 3.13 is amended and restated, effective January 1, 2017, to read in its entirety as follows:

Compensation for purposes of computing contributions under this Plan shall mean an Employee’s actual cash salary or wages, including base pay, commissions, incentives, overtime and bonuses and excluding extraordinary income earned after the Employee’s effective date of participation pursuant to Section 5.01.

5. Article VIII, CONTRIBUTIONS, is hereby amended, effective January 1, 2018, by adding a new Section 7.02A, Basic and Enhanced Employer Contributions, to read in its entirety as follows:

7.02A Basic and Enhanced Employer Contributions.

(a)

Eligibility. A Participant who is a Basic Participant shall be eligible to receive a Basic Employer Contribution under Section 7.02A(b). A Participant who is an Enhanced Participant shall be eligible to receive an Enhanced Employer Contribution under Section 7.02A(c). Notwithstanding the foregoing, a Participant shall not be eligible for a Basic or Enhanced Employer Contribution under this Section 7.02A for any period during which the Participant is eligible to accrue a benefit under the Pension Plan.

(b)

Basic Employer Contribution. Effective January 1, 2018, the Employer shall contribute a Basic Employer Contribution each Plan Year on behalf of each Basic Participant equal to 2% of such Participant’s Compensation.

(c)	Enhanced Employer Contribution.

(i)

Effective January 1, 2018, the Employer shall contribute an Enhanced Employer Contribution each Plan Year on behalf of each Enhanced Participant the amount of which shall be determined depending on the sum of the Enhanced Participant’s age as of his or her last birthday plus his or her years of service for vesting under the Pension Plan as of January 1, 2018, based on the following schedule:

Allocation Group	Age and Vesting Points	Percentage of Compensation
Group 1	Less than 35 points	2.0%
Group 2	35 to 49 points	4.0%
Group 3	50 points and above	6.0%

(ii)

Except as provided under subparagraph (c)(iii), Enhanced Participants will continue to accrue age and vesting service points after January 1, 2018, and may advance to a higher allocation group. A change in allocation group shall be effective on January 1 of the Plan Year coinciding with or following the date on which the Enhanced Participant attains the age and vesting service points necessary to advance to the next allocation group.

(iii)

Notwithstanding anything in this Plan to the contrary, a Participant who has a Severance from Employment and is rehired after June 30, 2017 and more than 31 days following his or her Severance from Employment, shall not be eligible for Enhanced Employer Contributions under this subparagraph (c), regardless of such Participant’s age and vesting service points prior to his or her Severance from Employment.

(d)	Timing of Basic or Enhanced Employer Contributions. Basic and Enhanced Profit Sharing Contributions shall be made no less frequently than quarterly.

(e)

Availability for Plan Loans and Other In-service Withdrawals. Basic and Enhanced Employer Contributions will not be eligible for in-service withdrawals, hardship distributions or Plan loans under Section 11.05, Section 11.06 and Article XV of the Plan, respectively.

6. Article IX, ALLOCATION OF EMPLOYER CONTRIBUTIONS, is hereby amended, effective January 1, 2018, by adding a new Section 9.04, Allocation of Basic Employer Contributions, to read in its entirety as follows:

9.04 Allocation of Basic Employer Contributions. The Basic Employer Contributions shall be allocated to the Basic Employer Contribution Account of each Basic Participant as of the Valuation Date coinciding with or next following the date the Basic Employer Contribution is made to the Plan in the amount specified under Section 7.02A(b) for each such Participant.

7. Article IX, ALLOCATION OF EMPLOYER CONTRIBUTIONS, is hereby amended, effective January 1, 2018, by adding a new Section 9.05, Allocation of Enhanced Employer Contributions, to read in its entirety as follows:

9.04 Allocation of Enhanced Employer Contributions. The Enhanced Employer Contributions shall be allocated to the Enhanced Employer Contribution Account of each Enhanced Participant as of the Valuation Date coinciding with or next following the date the Enhanced Employer Contribution is made to the Plan in the amount specified under Section 7.02A(c) for each such Participant.

8. The second sentence of Section 10.03 is amended and restated effective January 1, 2018, to read in its entirety as follows:

Such Participant shall be 100% vested in his or her Matching Contribution Account, Whitney Profit Sharing Account, Basic Employer Contribution Account and/or Enhanced Employer Contribution Account, if any, upon the completion of three Years of Service and shall be 100% vested in his or her HHC Safe Harbor Contribution Account upon the completion of two Years of Service.

9. Section 10.06 is amended and restated effective January 1, 2018, to read in its entirety as follows:

10.06 Forfeitures. Upon termination of Service, the non-vested portion of a Participant’s Matching Contribution Account, Whitney Profit Sharing Account, HHC Safe Harbor Contribution Accounts, Basic Employer Contribution Account and/or Enhanced Employer Contribution Account, if any, shall be maintained in the applicable Account, until the Participant has a Forfeiture. On the last day of each Plan Year, prior to making any allocations, the amount of Forfeitures in each Account as of that date shall be determined and shall be segregated. Forfeitures shall be utilized first to reduce future Employer contributions and, to the extent there is any excess, to pay Plan expenses. For Plan Years starting on or after January 1, 2013, but before January 1, 2015, Forfeitures of HHC Safe Harbor Contributions could only be used to pay for Plan expenses.

10. The second sentence of Section 11.05(a) is amended and restated, effective January 1, 2018, to read in its entirety as follows:

Participants may make single sum withdrawals from their other accounts under the Plan, other than their Basic Employer Contribution Account or Enhanced Employer Contribution Account, after attaining age 59 1⁄2 and before termination of Service.

11. The last paragraph of Section 11.06 is amended and restated, effective January 1, 2018, to read in its entirety as follows:

Hardship distributions shall be made from the Participant’s Elective Deferral Account excluding Net Earnings allocated to such account and from the Participant’s Hancock Profit Sharing Account, Whitney Profit Sharing Account, or Transfer Account pursuant to the provisions of Section 7.03(b), provided that any Participant who has not elected to receive his or her dividends in cash shall not be entitled to a hardship distribution from the Elective Deferral Account during such Plan Year. In no event shall hardship distributions be made from a Participant’s Basic Employer Contribution Account, Enhanced Employer Contribution Account, Matching Contribution Account, or HHC Safe Harbor Contribution Account.

This Amendment is executed this _____ day of _____________, 2017.

HANCOCK HOLDING COMPANY

By:

Title:
SPONSOR

WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK HOLDING COMPANY

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 4)

THIS AMENDMENT is made by and between HANCOCK HOLDING COMPANY, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Holding Company 401(k) Savings Plan (previously known as Hancock Bank 401(k) Savings and Investment Plan) (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement, effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor wishes to amend the Plan effective as of the Closing Date (as defined in the Equity Interest Purchase Agreement entered by and between Whitney Bank, a wholly owned subsidiary of the Sponsor, and First Tower Finance Company, LLC, executed on February 22, 2018, as amended (“Agreement”)) to allow in-kind direct rollovers of Plan loan notes in accordance with Section 5.7(f) of the Agreement;

NOW, THEREFORE, the Plan is hereby amended effective as of the Closing Date, as follows:

3.01 The first sentence of Section 12.02 is hereby amended and restated to read in its entirety as follows:

Subject to the provisions of Article XI and Article XIII, a Participant (or Beneficiary if applicable) whose total vested Accounts exceed $1,000, may elect to receive benefits in cash (or in kind in the case of Employer Stock or a direct rollover of a Plan loan note pursuant to Section 15.03), in any one or more of the following methods:

(a)	by a lump-sum payment of the full amount thereof; or

(b)

by payment of the amount in installments (either equal or unequal) over a period selected by the Participant that meets the requirement of Article XIII, provided that for benefit elections made on or after January 1, 2016, each installment amount is not less than $100.

3.02 The first paragraph of Section 12.03 is hereby amended by adding the following at the end thereof:

A Participant may also elect a direct rollover of a Plan loan note in accordance with the provisions of this Section 12.03 and Section 15.03.

3.03 Section 15.03 as added to the Plan via Amendment No. 1 to the Plan dated June 28, 2017, is hereby amended by adding the following at the end thereof:

Notwithstanding anything in this Plan to the contrary, a Participant who ceases to be employed by an Employer due to a corporate divestiture may, with the consent of the Plan Administrator, elect a direct rollover of the Participant’s Plan loan note to the acquiring entity’s tax-qualified plan under Section 401(a) of the Code, provided the terms of such plan permit the acceptance of in-kind direct rollovers of qualified plan loans. Such direct rollover shall be made in accordance with the provisions of Section 12.03.

This Amendment is executed this _____ day of March, 2018.

HANCOCK HOLDING COMPANY

By:

Title:
SPONSOR

WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK HOLDING COMPANY

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 5)

THIS AMENDMENT is made by and between HANCOCK HOLDING COMPANY, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Holding Company 401(k) Savings Plan (previously known as Hancock Bank 401(k) Savings and Investment Plan) (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement, effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, effective the 25th day of May, 2018, the name of the Sponsor will be changed to Hancock Whitney Corporation; and

WHEREAS, the Sponsor desires to amend the Plan to change the name of the Plan and otherwise to reflect the new name of the Sponsor.

NOW, THEREFORE, the Plan is hereby amended as follows, effective May 25, 2018:

1.	All references, in the Plan to “Hancock Holding Company,” are hereby deleted and replaced with “Hancock Whitney Corporation.”

2.	Section 3.27 of the Plan and Trust Agreement is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

3.27 Fund shall mean the Hancock Whitney Corporation 401(k) Savings Trust maintained pursuant to the terms of Article I, XX, XXI and XXII of this Plan and Trust Agreement. The terms “Trust” and “Trust Fund” shall have the same meaning as the term “Fund.”

3.	Section 3.45 of the Plan and Trust Agreement is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

3.45 Plan shall mean the Hancock Whitney Corporation 401(k) Savings Plan established and maintained under this Plan and Trust Agreement as it may be amended from time to time.

4.	Section 3.46 of the Plan and Trust Agreement is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

3.46 Plan Administrator shall mean Hancock Whitney Bank, acting through its Human Resources Department, unless otherwise expressly provided herein. The Plan Administrator is hereby designated as agent for service of legal process on the Plan.

5.	Section 3.54 of the Plan and Trust Agreement is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

3.54 Sponsor shall mean Hancock Whitney Corporation, a C Corporation as such term is defined under Section 1361(a)(2) of the Code.

6.	Section 3.59 of the Plan and Trust Agreement is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

3.59 Trustee shall mean Hancock Whitney Bank and any successor thereto.

7.	The reference to Whitney Bank in the last paragraph of Section 4.01 of the Plan and Trust Agreement is hereby amended to read Hancock Whitney Bank.

8.

The reference to the Whitney Bank Human Resources Department in the second paragraph of Section 4.04 of the Plan and Trust Agreement is hereby amended to read the Hancock Whitney Bank Human Resources Department.

9.	Section 21.01(b) of the Plan and Trust Agreement is hereby amended by the deletion of that subsection in its entirety and the substitution of the following:

(b) to permit available Trust funds to remain temporarily uninvested or, in its discretion, to place on time deposit in a savings account, money market account or certificates of deposit in Hancock Whitney Bank, cash funds coming into the Trustee’s hands, subject to the provisions of subparagraph (i) of this Section 21.01.

10.	Section 24.01(b) of the Plan and Trust Agreement is hereby amended by the deletion of that subsection in its entirety and the substitution of the following:

(b) Dividend shall mean a distribution in the form of cash or stock paid by Hancock Whitney Corporation with respect to the Qualifying Employer Securities Fund, which is characterized as a dividend under state law.

11.

The Plan and Trust is further amended to change all references therein to “HHC Safe Harbor Contribution,” “HHC Safe Harbor Contribution Account” and “HHC Safe Harbor Matching Account” to read “HWC Safe Harbor Contribution,” “HWC Safe Harbor Contribution Account” and “HWC Safe Harbor Matching Account,” respectively, each place such term appears.

This Amendment is executed this _____ day of May, 2018.

HANCOCK HOLDING COMPANY

By:

Title:
SPONSOR

WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 6)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (previously known as the Hancock Holding Company 401(k) Savings Plan) (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor wishes to amend the Plan to exclude Associates classified as interns, to clarify the Designated Dividend election procedures and to make other changes and clarifications;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2018, unless otherwise stated below:

12. The Preamble to the Plan is hereby amended to replace all references to “May 29, 1996” with “July 1, 1996.”

13. The first paragraph of Section 3.13 is hereby amended and restated to read in its entirety as follows:

Compensation for purposes of computing contributions under this Plan shall mean an Employee’s actual cash salary or wages, including base pay, commissions, incentives, overtime and bonuses and excluding extraordinary income, earned after the Employee’s effective date of participation pursuant to Section 5.01. Compensation shall include Elective Deferrals under this Plan and any amounts which are contributed to another plan by the Employer pursuant to a salary reduction agreement with the Employee under Sections 125(a), 402(e)(3), 402(h), 402(k), 457(b) or 132(f)(4) of the Code (regardless of whether such amounts are includable in the Employee’s taxable income). Compensation also includes payments described in the second to last paragraph of Section 3.51 if made within 2 1⁄2 months following the Employee’s Severance from Employment;

however, effective July 1, 2018, such payments shall not be included in Compensation. Compensation shall not include deferrals made to a nonqualified deferred compensation plan of the Employer or any amounts paid after the Employee’s death. Except as otherwise provided in this Plan, Compensation for nondiscrimination testing purposes shall mean W-2 income or any other definition permitted under Section 414(s) of the Code, as amended.

14. Section 3.17 is hereby amended to replace all references to “May 29, 1996” with “July 1, 1996.”

3.04 The first paragraph of Section 3.20 is hereby amended to add a new paragraph (h) at the end thereof to read as follows:

(h)	Employees classified as “interns” hired under the Company’s Intern programs.

3.05 Section 3.20 is hereby further amended by the deletion of the last paragraph of that Section and the substitution of the following:

Notwithstanding the provisions contained in subparagraphs (d) through (h) above, those subparagraphs shall cease to apply to an individual who has completed 1,000 Hours of Service during the one-year period commencing on his or her date of employment, or during any Plan Year commencing after his or her date of employment (the “computation period”). If any Employee becomes an Eligible Employee under this paragraph, he or she shall commence participation as soon as administratively feasible following, but not later than the second payroll period following, the date on which the Employee completes his or her 1,000th Hour of Service during the applicable computation period.

3.06 Article V is hereby amended by the addition of a new Section 5.12 at the end thereof to read as follows:

5.12 Excess Elective Deferrals. A Participant may assign to the Plan the amount of any Elective Deferrals in excess of the amount allowed pursuant to Section 5.07 and, if applicable, Section 5.08, during a taxable year of the Participant (“excess Elective Deferrals”) by notifying the Plan Administrator of the amount of the excess Elective Deferrals to be assigned to the Plan. Such notification must be provided to the Plan Administrator on or before March 1 following the end of the Participant’s taxable year in which such excess Elective Deferrals were made. Notwithstanding any other provision of the Plan, excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account excess Elective Deferrals were assigned for the preceding taxable year and who claimed excess Elective Deferrals for such taxable year. Distribution of excess Elective Deferrals shall be made first from the Participant’s pre-tax Elective Deferral account to the extent pre-tax Elective Deferrals were made for the year, unless the Participant specifies otherwise.

The income or loss allocable to excess Elective Deferrals distributed under this Section is the income or loss allocable to the Participant’s Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s excess Elective Deferrals for the year and the denominator of which is the sum of the Participant’s Elective Deferral Account balance as of the beginning of the taxable year plus the Participant’s Elective Deferrals for the taxable year. No income or loss will be credited to any excess Elective Deferrals for the period between the end of the taxable year and the date of distribution (the gap-period) of such excess Elective Deferrals. No distribution of excess Elective Deferrals shall be made during the taxable year of a Participant in which the excess Elective Deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess Elective Deferral.

3.07 Section 11.06 is hereby amended by the deletion of the third and fourth paragraphs of that Section and the substitution of the following:

Before a Participant can receive a hardship distribution under this Section, such Participant must have obtained all distributions (other than hardship distributions) and all nontaxable loans (other than hardship loans) currently available under all plans maintained by the Employer, including a request for dividend distribution. A Participant who makes a hardship distribution request under this Section 11.06 and who has previously elected (or is deemed to have previously elected) reinvestment of Designated Dividends in the Qualifying Employer Securities Fund in accordance with Section 24.11, shall be deemed to have affirmatively elected to receive Designated Dividends in cash on the date the hardship distribution is made. The Participant’s election to receive Designated Dividends in cash shall remain in effect until the Participant subsequently makes an affirmative election otherwise in accordance with Section 24.11(a). Effective with respect to hardship distributions on or after January 1, 2019, the requirement that a Participant first obtain all available nontaxable loans under all plans of the Employer will no longer be applicable.

With respect to a hardship distribution made to a Participant from this Plan, such Participant shall not be eligible to defer income under this Plan or to make any employee contribution to any other plan of the Employer, except contributions to any health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code, for six months after receipt of the hardship distribution. Upon conclusion of the six-month suspension period, a Participant’s Elective Deferrals shall automatically resume at the Participant’s elected deferral rate in effect at the time of suspension or, if the Participant’s Elective Deferrals were being made in accordance with the automatic deferral provisions under Section 5.05, at the applicable automatic deferral rate in effect as of the payroll period in which Elective Deferrals are to resume. Notwithstanding the preceding, the Participant may elect a different rate at which Elective Deferrals will resume at the end of the suspension period in accordance with the deferral election procedure in effect under the Plan. The requirements of this paragraph are not applicable to hardship distributions made on or after January 1, 2019.

Hardship distributions shall be made pro rata from the Participant’s Elective Deferral Account, excluding Net Earnings allocated to such account, and from any Hancock Profit Sharing Contribution Account, Whitney Profit Sharing Account, Rollover Account and Transfer Account, if any. In no event shall hardship distributions be made from a Participant’s Basic Employer Contribution Account, Enhanced Employer Contribution Account, Matching Contribution Account, or HWC Safe Harbor Contribution Account. Notwithstanding the foregoing, the exclusion of Net Earnings on Elective Deferrals will no longer apply to hardship distributions made on or after January 1, 2019.

3.08 The second sentence of Paragraph (e) of Section 15.01 is hereby amended and restated to read in its entirety as follows:

Such security shall be limited to a pledge of no more than 50% of the Participant’s right, title and interest in his or her Account (determined immediately after origination of the loan).

3.09 Paragraphs (a) and (b) of Section 24.11 are hereby deleted and substituted with the following and paragraphs (c) through (g) are renumbered accordingly:

(a)

Each Eligible Participant shall be entitled to elect (i) to receive distribution of Designated Dividends payable hereunder in the form of cash (any such Participant referred to herein as an “Electing Participant”), or (ii) to reinvest the amount of such Designated Dividends in the Qualifying Employer Securities Fund. Any such election shall be made by such means as may be acceptable to the Plan Administrator and may be changed at any time. Any Eligible Participant who fails to make an election shall be deemed to have elected the reinvestment of Designated Dividends in the Qualifying Employer Securities Fund. Except as provided under Section 11.06, an Electing Participant’s affirmative (or deemed) election shall remain in effect until the Participant affirmatively elects otherwise.

This Amendment is executed this _____ day of July, 2018.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 7)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (previously known as the Hancock Holding Company 401(k) Savings Plan) (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor wishes to amend the Plan to add a qualified Roth contribution program with an in-plan Roth conversion feature pursuant to Section 402A of the Code and to make other changes and clarifications;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2018, unless otherwise stated:

15. Article III, DEFINITIONS, is hereby amended to add the following new definitions:

Designated Roth Account shall mean, as the context requires, any of a Participant’s Roth Elective Deferral Account, Roth Rollover Account, In-Plan Roth Rollover Contribution Account, or In-Plan Roth Transfer Contribution Account established under the provisions of the Plan, or a separate account established for the Participant’s benefit under another plan qualified under Section 401(k) of the Code that offers a qualified Roth contribution program pursuant to Section 402A of the Code.

In-Plan Roth Conversion shall mean a distribution from a Participant’s Accounts, other than a Roth Elective Deferral Account or Roth Rollover Account that is rolled over to the Participant’s In-Plan Roth Rollover Contribution Account and/or In-Plan Roth Transfer Contribution Account, as applicable, in accordance with Section 7.03A.

In-Plan Roth Rollover Contribution shall mean a contribution made to a Participant’s In-Plan Roth Rollover Contribution Account in accordance with Section 7.03A(b).

In-Plan Roth Rollover Contribution Account shall mean the Account credited with In-Plan Roth Rollover Contributions made on the Participant’s behalf pursuant to Section 7.03A(b) and Net Earnings thereon.

In-Plan Roth Transfer Contribution shall mean a contribution made to the Participant’s In-Plan Roth Transfer Contribution Account in accordance with Section 7.03A(c).

In-Plan Roth Transfer Contribution Account shall mean the Account credited with In-Plan Roth Transfer Contributions made on the Participant’s behalf pursuant to Section 7.03A(c) and Net Earnings thereon.

Pre-Tax Catch-Up Contribution shall mean the additional pre-tax contributions made by a Participant in accordance with Section 5.08.

Pre-Tax Elective Deferral shall mean the amount of Compensation subject to automatic deferral under Section 5.05 or that the Participant has elected to defer under the provisions of this Plan that are not includible in the Participant’s gross income at the time deferred.

Pre-Tax Elective Deferral Account shall mean the Account established on behalf of each Participant to which shall be credited the Participant’s Pre-Tax Elective Deferrals and Net Earnings thereon.

Roth Catch-Up Contributions shall mean the additional after-tax contributions made by a participant in accordance with Section 5.08.

Roth Elective Deferral shall mean the amount a Participant elects to defer under the provisions of the Plan that is (i) irrevocably designated by the Participant at the time of the deferral election as a Roth Elective Deferral; (ii) treated by the Employer as includable in the Participant’s income at the time the Participant would have received the amount in cash if the Participant had not made the deferral election, (iii) maintained by the Plan in a separate Account, and (iv) intended to meet the requirements of Section 402A of the Code. Roth Elective Deferrals must satisfy all Plan restrictions applicable to Pre-Tax Elective Deferrals.

Roth Elective Deferral Account shall mean the Account established on behalf of each Participant to which shall be credited the Participant’s Roth Elective Deferrals and Net Earnings thereon.

Roth Rollover Account shall mean the Account credited with Roth Rollover Contributions made by a Participant, if any, and the Net Earnings thereon.

Roth Rollover Contribution shall mean a contribution by an Employee to the Plan attributable to an eligible rollover distribution (as defined under Section 402(c)(4) of the Code) from the Employee’s Designated Roth Accounts under another qualified 401(k) plan made in accordance with Section 7.03 hereof.

16. The definition of “Account” as previously added to Article III by paragraph 1 of Amendment No. 3 dated June 22, 2017, is hereby amended and restated to read in its entirety as follows:

Account shall mean any of a Participant’s Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, Hancock Profit Sharing Contribution Account, HWC Safe Harbor Contribution Account (or HWC Safe Harbor Matching Account), Matching Contribution Account, Rollover Account, Roth Rollover Account, Transfer Account, In-Plan Roth Rollover Contribution Account, In-Plan Roth Transfer Contribution Account, Whitney Profit Sharing Account, Whitney Safe Harbor Account, Whitney Thrift Incentive Account, Basic Employer Contribution Account or Enhanced Employer Contribution Account established on behalf of such Participant.

17. Section 3.18 is hereby amended and restated to read in its entirety as follows:

3.18 Elective Deferrals shall mean amounts contributed to this Plan by the Employer on behalf of a Participant as a Pre-Tax Elective Deferral and/or Roth Elective Deferral. Unless otherwise specified herein, Elective Deferrals shall include Pre-Tax Catch-Up Contributions and/or Roth Catch-Up Contributions.

18. Section 3.19 is hereby deleted in its entirety and substituted with the following:

3.19 RESERVED.

19. Section 3.38 is hereby amended and restated to read in its entirety as follows:

3.38 Matching Contribution shall mean the Employer’s contribution based on the Participant’s Pre-Tax Elective Deferrals for Plan Years prior to January 1, 2013.

20. Section 5.04 is amended and restated to read in its entirety as follows:

5.04 Elective Deferrals. Each Participant may elect to defer a portion of his or her Compensation as a Pre-Tax Elective Deferral and/or Roth Elective Deferral for each Plan Year, and his or her Compensation shall be reduced by the amount he or she elects to defer. Such deferral may be made in any whole percentage, not to exceed a total of 80% of Compensation. Notwithstanding the foregoing, effective July 1, 2018, deferral elections may be made in any whole or fractional percentage, provided the elected percentage is not less than 1% and no more than 80% of Compensation.

21. Section 5.05 is hereby amended and restated to read in its entirety as follows:

5.05 Automatic Pre-Tax Elective Deferrals. Each Participant who has failed to make an election to defer a portion of his or her Compensation on a pre-tax and/or Roth after-tax basis shall be automatically enrolled in the Plan on a pre-tax basis upon meeting the eligibility requirements. The amount of a Participant’s automatic Pre-Tax Elective Deferrals shall be calculated as follows:

(a)	The deferral of 3% of Compensation, which amount shall be deferred during the Plan Year in which the Participant commences participation;

(b)	The deferral of 4% of Compensation, which amount shall be deferred during the entire Plan Year that contains the first anniversary date of the commencement of the Participant’s participation;

(c)	The deferral of 5% of Compensation, which amount shall be deferred during the entire Plan Year that contains the second anniversary date of the commencement of the Participant’s participation; and

(d)

The deferral of 6% of Compensation, which amount shall be deferred during the entire Plan Year that contains the third anniversary date of the commencement of the Participant’s participation and during each subsequent Plan Year until the Participant affirmatively elects otherwise in accordance with Sections 5.04 or 5.06.

22. Section 5.06 is hereby amended and restated to read in its entirety as follows:

5.06 Revocation/Change. Any Participant who does not wish to defer or who desires to defer a different percentage may make an affirmative election to defer 0% or a different percent of Compensation on a pre-tax and/or Roth after-tax basis prior to the commencement of automatic Pre-Tax Elective Deferrals. A Participant who does not wish to defer may elect to withdraw previously deferred automatic Pre-Tax Elective Deferrals (and Net Earnings thereon), provided the Participant makes a written request to the Plan Administrator (or its designee) for the return of such deferrals within 90 days after the date the Participant’s first automatic Pre-Tax Elective Deferral is made. A Participant may change his or her Elective Deferral election at any time.

3.10 The first sentence of Section 5.07 is hereby amended and restated to read in its entirety as follows:

Except as provided in Section 5.08, no Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year; and no Participant may make Elective Deferrals in an amount that will cause the Plan to violate the provisions of Section 7.04 of this Plan.

23. Section 5.08 is hereby amended and restated to read in its entirety as follows:

All Participants who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of their taxable year shall be eligible to make Pre-Tax Catch-Up Contributions and/or Roth Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code and Treasury Regulations thereunder. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(a)(4), 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such Pre-Tax Catch-Up Contributions and/or Roth Catch-Up Contributions.

24. The first sentence of Section 5.09 is hereby amended and restated to read in its entirety as follows:

The amount by which the Participant’s Compensation is reduced, including any Pre-Tax Catch-Up Contributions and/or Roth Catch-Up Contributions, shall be that Participant’s Elective Deferrals and shall be contributed to the Plan by the Employer and allocated to the Participant’s Pre-Tax Elective Deferral Account and/or Roth Elective Deferral Account, as applicable.

25. The second paragraph of Section 5.11 is hereby amended to add the following sentence at the end thereof:

Any correction or distribution required in order for the Plan to satisfy the nondiscrimination testing requirements under Section 401(k) of the Code and regulations thereunder shall be satisfied first from Roth Elective Deferrals and, to the extent such amounts are insufficient, from Pre-Tax Elective Deferrals.

26. Section 7.03(a) is hereby amended and restated to read in its entirety as follows:

(a)	Rollover Accounts. The Plan Administrator may accept rollover amounts or direct transfers of an eligible rollover distribution from:

(i)	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions other than from Designated Roth Accounts;

(ii)	an annuity contract described in Section 403(b) of the Code; excluding after-tax employee contributions other than from Designated Roth Accounts,

(iii)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(iv)	an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income; or

(v)	effective January 1, 2018, this Plan for the purposes of an In-Plan Roth Conversion pursuant to Section 7.03A.

Except as otherwise provided in Sections 15.03 and 7.03A(e)(iv) all amounts rolled over to this Plan shall be in cash. The Trustee may require the Employee to establish that the amounts to be rolled over to the Trust meet all Code requirements. The Employee may be required to provide information regarding the amounts to be rolled over that will allow the Plan Administrator to reasonably conclude that the contribution is a valid rollover contribution. This information may include a determination letter with regard to the distributing plan. In the event the Plan Administrator reasonably concludes that the contribution is a valid rollover and later determines that the rollover is an invalid rollover, the amount of the invalid rollover, plus any Net Earnings attributable thereto, shall be distributed to the Employee within a reasonable time after such determination.

Amounts rolled over to this Plan on behalf of an Employee in accordance with this Section or Section 7.03A shall be placed in a Rollover Account, Roth Rollover Account, In-Plan Roth Rollover Contribution Account or In-Plan Roth Transfer Contribution Account, as applicable, for that Employee and shall be fully vested. Rollovers made pursuant to this Section shall not be considered Annual Additions under Section 7.04 of this Plan. Upon an Employee’s entitlement to benefits under this Plan, the value of his or her Rollover Account or Accounts shall be distributed to him or her under the provisions of this Plan. Rollover Contributions and Roth Rollover Contributions under this Section shall be accepted for Employees who have completed at least one Hour of Service with the Employer.

The Plan Administrator shall maintain a separate record of the amount of Roth Rollover Contributions in the Participant’s Roth Rollover Account. No amounts other than Roth Rollover Contributions and attributable Net Earnings shall be credited to a Participant’s Roth Rollover Account. Said

Accounts shall be invested jointly with the other assets and share in Net Earnings of the Fund when so invested, but shall not participate in Employer contributions. A Participant’s Rollover Account and Roth Rollover Account, if any, may be distributed for reasons of hardship under Section 11.06 of this Plan. A Participant’s In-Plan Roth Rollover Contribution Account and In-Plan Roth Transfer Contribution Account, if any, shall be administered in accordance with Section 7.03A.

27. Article VII, CONTRIBUTIONS, is hereby amended to add a new Section 7.03A, In-Plan Roth Conversions, to read in its entirety as follows:

7.03A In-Plan Roth Conversions

(a)

Eligible Participant. An Eligible Participant includes a Participant, the Participant’s surviving Spouse and an Alternate Payee who is a Spouse or former Spouse of a Participant. Terminated Participants may also make an In-Plan Roth Conversion in accordance with this Section 7.03A. A non-spouse Beneficiary may not make an In-Plan Roth Conversion.

(b)

In-Plan Roth Rollover Contributions. An Eligible Participant who has Accounts that meet the requirements for an eligible rollover distribution (as defined under Section 402(c)(4) of the Code) and that consist of vested Account balances (other than amounts held in a Designated Roth Account), may make an irrevocable rollover of all or part of such distribution back into the Plan as an In-Plan Roth Rollover Contribution in accordance with Section 402A(c)(4) of the Code. In-Plan Roth Rollover Contributions may only be made via a direct rollover.

(c)

In-Plan Roth Transfer Contributions. An Eligible Participant may make an irrevocable election to transfer eligible amounts from vested Account balances (other than amounts held in a Designated Roth Account) that are not otherwise distributable to an In-Plan Roth Transfer Contribution Account established on behalf of the Participant in accordance with Section 402A(c)(4)(E) of the Code.

(d)

Taxable Income. Any amount that is converted under this Section 7.03A shall be treated as includible in the Eligible Participant’s gross income in the year of conversion to the extent required by the Code and State and local law. If the distribution includes Employer Stock, the amount includable in gross income includes any net unrealized appreciation within the meaning of Section §402(e)(4) of the Code.

(e)	Limitations and Conditions.

(i)	Frequency. Eligible Participants may request an In-Plan Roth Conversion under this Section 7.03A at any time.

(ii)

Amounts Not Eligible for Conversion. The following are not eligible for conversion: non-vested Employer contributions; hardship withdrawals; required minimum distributions; plan loans regardless of whether or not treated as a “deemed distribution” under Section 72(p) of the Code); periodic payments; amounts withdrawn under Section 5.06; cash Dividends; and corrective distributions.

(iii)	Notices. To the extent applicable, notices shall be provided to Eligible Participants before any conversion including, but not limited to, notice under Section 402(f) of the Code.

(iv)

Investment of Converted Amounts. Amounts converted pursuant to this Section 7.03A will remain invested in the same funds as the amounts were invested prior to the conversion and shall be subject to the same investment limitations and restriction that applied prior to the conversion. Notwithstanding the foregoing, any amounts invested through a brokerage account (if offered under the Plan) must be liquidated to cash before conversion and will be invested in accordance with the Participant’s then-current investment directions or, if none, invested in the Plan’s default investment fund until the Participant affirmatively directs otherwise.

(v)

Direct Rollover of Converted Amounts to Other Plans. An Eligible Participant may elect to make a Direct Rollover of an eligible rollover distribution (as defined under Section 402(c)(4) of the Code) from his or her In-Plan Roth Rollover Contribution Account and/or In-Plan Roth Transfer Contribution Account only to another designated Roth account in a 401(k) plan or Roth IRA of the Eligible Participant and only as allowed by Section 402(c) of the Code.

(vi)	Distribution Restrictions. In-Plan Roth Transfer Contributions under Section 7.03A(c) shall remain subject to the same distribution restrictions that applied to such amounts under the Plan and the Code prior to the conversion. Notwithstanding the foregoing, In-Plan Roth Transfer Contributions shall not be eligible for hardship withdrawal under Section 11.06.

(vii)

Accounting. The Administrator shall maintain a separate record of amounts credited to a Participant’s In-Plan Roth Rollover Contribution Account and/or In-Roth Transfer Contribution Account and Net Earnings thereon, as applicable, and shall administer such Accounts in accordance with the Code, IRS guidance and Plan provisions.

(viii)

Procedures. Amounts to be converted under this Section 7.03A will be taken from an Eligible Participant’s Accounts and investments in accordance with such ordering and other procedures as may be established from time to time by the Plan Administrator.

(f)	Treatment of In-Plan Roth Conversion Amounts.

(i)

Subject to the terms of the Plan including this Section 7.03A, converted amounts shall be treated in the same manner as Roth Rollover Contributions. If an Eligible Participant converts an amount that is subsequently determined to be an excess deferral, as defined under Section 402(g) of the Code, an excess contribution as defined under Section 401(k) of the Code, or an excess aggregate contribution, as defined under Section 401(m) of the Code, and the excess amount, plus applicable Net Earnings, is to be distributed from the Plan, the excess amount, plus applicable Net Earnings, will be distributed in accordance with Code requirements from the In-Plan Roth Rollover Contribution Account or In Plan Roth Transfer Contribution Account, as applicable, even if the amount was otherwise nondistributable at the time of the conversion. The Plan will take into account amounts in a Participant’s In-Plan Roth Rollover Contribution Account and In-Plan Roth Transfer Contribution Account, if any, for purposes of the mandatory distributions provisions under Section 11.02.

(ii)	Converted amounts will not be treated as a distribution for the following purposes: Section 72(p) of the Code

(relating to Plan loans); Section 401(a)(11) of the Code (relating to spousal consent); Section 411(a)(11) of the Code (relating to participant consent for distributions of accrued benefits in excess of $5,000); and Section 411(d)(6)(b)(ii) of the Code (relating to elimination of optional form of benefit). Converted amounts will be treated as a distribution for purposes of Section 402(e)(4)(B) of the Code (relating to net unrealized appreciation of employer securities).

(iii)

Amounts transferred pursuant to Section 7.03A(c) shall be treated as a distribution to which Section 402A(4) of the Code applies that were contributed to the Plan in a qualified rollover contribution (within the meaning of Section 408A(e) of the Code) to a Designated Roth Account. In addition, the Plan shall not be treated as violating the provisions of Section 401(k)(2)(B)(i), 403(b)(7)(A)(i), 403(b)(11), or 457(d)(1)(A) of the Code, or Section 8433 of Title 5 of the United States Code, solely by reason of such transfer.

28. The first sentence of the second paragraph of Section 7.04 is hereby amended and restated to read in its entirety as follows:

In determining the maximum Annual Additions to this Plan, Elective Deferrals (excluding Pre-Tax Catch-Up Contributions and/or Roth Catch-Up Contributions), HWC Safe Harbor Contributions, Basic Employer Contributions, Enhanced Employer Contributions and Forfeitures shall be included.

29. The first sentence of Section 9.01 is hereby amended and restated to read in its entirety as follows:

Elective Deferrals shall be allocated to each Participant’s Pre-Tax Elective Deferral Account and/or Roth Elective Deferral Account, as applicable, as of the Valuation Date coinciding with or next following the date the Elective Deferral is contributed to the Plan. The amount of the allocation to each such Account, if any, shall be equal to the Pre-Tax Elective Deferrals and/or Roth Elective Deferrals, as applicable, of the Participant.

30. Section 10.01 is hereby amended and restated to read in its entirety as follows:

10.01 Fully Vested Accounts. Each Participant’s Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, Hancock Profit Sharing Account, Whitney Rollover Account, Whitney Safe Harbor Account, Transfer Account, Whitney Thrift Incentive Account, Rollover Account, Roth Rollover Account, In-Plan Roth Rollover Contribution Account and In-Plan Roth Transfer Contribution Account shall be fully vested at all times.

3.11 Section 11.02 is hereby amended by the deletion of the parenthetical in the first sentence of that Section and the substitution of the following:

(inclusive of all Account balances)

3.12 Section 11.03 is hereby amended by the deletion of the parenthetical in the first sentence of that Section and the substitution of the following:

(inclusive of all Account balances)

3.13 The first sentence of Section 11.05(a) is hereby amended and restated to read in its entirety as follows:

Single sum withdrawals from a Participant’s Rollover Account, Roth Rollover Account and In-Plan Roth Rollover Contribution Account may be made at any time.

3.14 The second sentence of the fourth paragraph and the last paragraph of Section 11.06, as amended by Amendment No. 6, are hereby amended and restated to each read in their respective entireties as follows:

Upon conclusion of the six-month suspension period, a Participant’s Elective Deferrals shall automatically resume in the same form (i.e., Pre-Tax Elective Deferral and/or Roth Elective Deferral) and deferral rate in accordance with the Participant’s deferral elections in effect immediately prior to the suspension or, if the Participant’s Elective Deferrals were being made in accordance with the automatic deferral provisions under Section 5.05, at the applicable automatic deferral rate in effect as of the payroll period in which Elective Deferrals are to resume.

*************

Hardship distributions shall be made pro rata from the Participant’s Pre-Tax Elective Deferral Account and Roth Elective Deferral Account, if any, excluding Net Earnings allocated to such Accounts, and from any Profit Sharing Account, Whitney Profit Sharing Account, Rollover Account, Roth Rollover Account, In-Plan Roth Rollover Contribution Account and Transfer Account, if any. In no event shall hardship distributions be made from a Participant’s Basic Employer Contribution Account, Enhanced Employer Contribution Account, Matching Contribution Account, or HWC Safe Harbor Contribution Account. Notwithstanding the foregoing, the exclusion of Net Earnings on Elective Deferrals will no longer apply to hardship distributions made on or after January 1, 2019.

3.15 The first paragraph of Section 12.03 is hereby amended to add the following immediately following the first sentence thereof:

A distributee may also elect to have all or any portion of such a distribution paid directly to the Plan in the form of an In-Plan Roth Conversion provided the requirements under Section 7.03A are met in addition to the restrictions listed below.

3.16 Section 23.03 is hereby amended by the deletion of the first two sentences of that Section and the substitution of the following:

The Plan Administrator shall allow a Participant under this Article XXIII to make up Elective Deferrals to his or her Pre-Tax Elective Deferral Account and/or Roth Elective Deferral Account, as applicable, up to an amount equal to the amount of Elective Deferrals which he or she would have been able to contribute during the period of Qualified Military Service (less any such amounts the Participant actually contributed during such period).

3.17 Section 23.04 is hereby amended and restated to read in its entirety as follows:

23.04 Make-Up Employer Contributions. The Employer shall make up any HWC Safe Harbor Contribution that the Employer would have made and which the Plan Administrator would have allocated to the Participant’s Account during the period of Qualified Military Service based on any make-up Elective Deferrals that the Participant makes under Section 23.03. The Employer will also make any Basic Employer Contributions and/or Enhanced Employer Contributions the Participant would have been entitled to receive during the period of Qualified Military Service had the Participant remained employed during such period.

This Amendment is executed this _____ day of July, 2018.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 8)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (previously known as the Hancock Holding Company 401(k) Savings Plan) (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor desires to amend the Plan to provide credit under the Plan for Years of Service with Capital One, National Association, and certain of its affiliates (“Capital One”) to employees of Capital One who became employed by the Sponsor or an Affiliate in connection with the acquisition of certain business operations from Capital One by the Sponsor’s wholly-owned subsidiary, Hancock Whitney Bank (previously known as Whitney Bank), pursuant to that certain Transaction Agreement by and among Capital One, National Association, Interim Bank Virginia, N.A., Interim Bank Louisiana, N.A., and Hancock Whitney Bank, dated December 15, 2017.

NOW, THEREFORE, the Plan is hereby amended, effective July 14, 2018, as follows:

31. The second paragraph of Section 3.52, as previously amended, is further amended to add a new subparagraph (d) at the end thereof to read in its entirety as follows:

(d)

Service with Capital One and its affiliates shall count for purposes of eligibility to participate and vesting for individuals who became Employees of the Sponsor or an Affiliate thereof on July 14, 2018 (the “Transfer Date”) in connection with the acquisition by Hancock Whitney Bank of certain business operations of Capital One, and who were employed by Capital One on the day immediately preceding the Transfer Date, including those individuals on an approved leave of absence who return to work within six months following the Transfer Date (or such later date as is required by applicable law).

This Amendment is executed this _____ day of July, 2018.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 9)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor desires to amend the participation provisions of the Plan with respect to Employees who first meet the eligibility requirements on or after October 1, 2018.

NOW, THEREFORE, the Plan is hereby amended, effective October 1, 2018, as follows:

1. Section 5.01 of the Plan is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

5.01 Eligibility. Any Eligible Employee who has completed 60 days of continuous service and attained age 18 shall commence participation in the first payroll period beginning coincident with or after the first day of the month immediately following the date such eligibility requirements are met.

This Amendment is executed this _____ day of ______________, 2018.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 10)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor desires to amend the Plan to clarify the Plan’s participation provisions with respect to Employees who first meet the eligibility requirements on or after October 1, 2018; to reinstate partial distributions; and to make other changes and clarifications.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2019, unless otherwise stated:

1. Section 3.20 is hereby amended by the deletion of the last sentence of the last paragraph of that Section and the substitution of the following:

If any Employee becomes an Eligible Employee under this paragraph, then he or she shall commence participation in the first payroll period beginning coincident with or after the first day of the month immediately following the date on which the Employee completes his or her 1,000th Hour of Service during the applicable computation period.

2. Article IV, PLAN ADMINISTRATION, is hereby amended by the addition of a new Section 4.08 at the end thereof to read as follows:

4.08 ERISA Expense Account. The agreements entered into by and between the Employer and the Plan’s recordkeeper, Trustee or other service provider(s) (each a “Provider”) may state that a portion of amounts that would otherwise be paid to the Provider and are attributable to Plan assets will instead remain in the Plan. Any such recaptured fees shall be held in an unallocated trust account maintained under the Plan (the “ERISA Expense Account”) and thereafter shall be used exclusively for the benefit of Participants, their Beneficiaries and Alternate Payees, or to defray the reasonable expenses of administering the Plan. Amounts held in the ERISA Expense Account shall be invested in the fund or funds provided for such purposes as specified in the applicable agreement with the Provider, or, if not specified, according to the directions of the Investment Committee or its designee.

The expenses that may be paid from the ERISA Expense Account are limited to expenses that may be paid from plan assets under ERISA. Expenses may be paid or reimbursed from the ERISA Expense Account only upon the review and approval of the Plan Administrator or its designee or such other appropriate fiduciary of the Plan.

The Plan Administrator or its designee may instruct that all or a portion of the ERISA Expense Account balance be allocated to Participants. In such event, such amounts shall be treated as additional earnings and allocated to Plan Participants in a reasonable manner as determined by the Plan Administrator including, but not limited to, pro rata on the basis of account balances or per capital in identical amounts.

3. Section 10.05 is hereby amended by the deletion of such section in its entirety and the substitution of the following:

10.05 Break in Service.

(a)

Vesting upon Reemployment. In the event a former Participant incurs five consecutive one-year Breaks in Service and is rehired, his post-Break Years of Service shall not be utilized in determining his vested interest in his Matching Contribution Account, Whitney Profit Sharing Account, HWC Safe Harbor Contribution Account, Basic Employer Contribution Account and/or Enhanced Employer Contribution Account established prior to his Breaks in Service. Such Participant’s pre-Break in Service Years of Service shall be utilized for purposes of vesting the Participant’s post-Break Matching Contribution Account, HWC Safe Harbor Contribution Account, Basic Employer Contribution Account and/or Enhanced Employer Contribution Account, as applicable.

In the event a Participant does not have five consecutive one-year Breaks in Service, both the pre-break and post-break Service shall count in vesting the pre-break and post-break Matching Contribution Account, HWC Safe Harbor Contribution Account, Basic Employer Contribution Account and/or Enhanced Employer Contribution Account, as applicable.

(b)

Restoration of Forfeited Amounts. If any former Participant is rehired by the Employer before five consecutive one-year Breaks in Service, and such former Participant received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, forfeited amounts shall be reinstated only if the Participant repays the full amount distributed to him/her before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five consecutive one-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former Participant. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five years after the date of distribution. In the event the former Participant does repay the full amount distributed to him/her, or in the event of a deemed distribution, the forfeited portion of the Participant’s account will be restored in full, unadjusted by any gains or losses. The source for such reinstatement shall first be from any Forfeitures as provided in Section 10.06. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited amounts.

4. Section 10.06 as previously amended is hereby further amended to read in its entirety as follows:

10.06 Forfeitures. Upon termination of Service, the non-vested portion of a Participant’s Matching Contribution Account, Whitney Profit sharing Account, HWC Safe Harbor Contribution Accounts, Basic Employer Contribution Account and/or Enhanced Employer Contribution Account, if any, shall be maintained in the applicable Account, until the Participant has a Forfeiture. On the last day of each Plan Year, prior to making any allocations, the amount of Forfeitures in each Account as of that date shall be determined and shall be segregated. Forfeitures as so determined for the Plan Year, shall first be utilized to reinstate, in accordance with Section 10.05 above, previously forfeited Participant’s Matching Contribution Accounts, Whitney Profit Sharing Accounts, HWC Safe Harbor Contribution Accounts, Basic Employer Contribution Accounts and/or Enhanced Employer Contribution Accounts, if any, of Participants who are rehired and repay previously distributed amounts. Any remaining Forfeitures are next utilized to reduce future Employer contributions and, to the extent there is any excess, to pay Plan expenses. For Plan Years starting on or after January 1, 2013, but before January 1, 2015, Forfeitures of HWC Safe Harbor Contributions could only be used for Plan expenses.

5. Section 12.02 is hereby amended effective January 1, 2018, by the deletion of the first paragraph of that Section and the substitution of the following:

Subject to the provisions of Article XI and Article XIII, a Participant (or Beneficiary if applicable) whose total vested Accounts exceed $1,000, may elect to receive benefits in cash (or in kind in the case of Employer Stock or a direct rollover of a Plan loan note pursuant to Section 15.03), in any one or more of the following methods:

(a)	by a lump-sum payment of the full amount thereof;

(b)

by payment of the amount in installments (either equal or unequal) over a period selected by the Participant that meets the requirement of Article XIII, provided that each installment amount is not less than $100; or

(c)	effective January 1, 2018, by periodic, partial withdrawals, provided each withdrawal amount is not less than $100.

This Amendment is executed this _____ day of December, 2018.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 11)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor desires to amend the Plan to add a “true-up” matching contribution feature;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2019, unless otherwise stated:

6. Article III, DEFINITIONS, is hereby amended to add the following new definition:

True-Up Safe Harbor Contribution shall mean the additional contribution, if any, made to a Participant’s HWC Safe Harbor Contribution Account pursuant to Section 7.02.

7. Section 7.02 is hereby amended by the addition of the following at the end thereof:

In the event the sum of the HWC Safe Harbor Contribution made for a Participant on a payroll period or other periodic basis during a Plan Year (“Periodic Safe Harbor Match”) does not equal the HWC Safe Harbor Contribution that would be made for such Participant by applying the formula in the previous paragraph on a Plan Year basis (“Plan Year Safe Harbor Match”), then a True-Up Safe Harbor Contribution will be made to such Participant’s HWC Safe Harbor Contribution Account. The amount of such True-Up Safe Harbor Contribution shall be the excess (if any) of the Plan Year Safe Harbor Match over the Periodic Safe Harbor Match. All Participants who receive a HWC Safe Harbor Contribution for the Plan Year are eligible for the True-Up Safe Harbor Contribution. True-Up Safe Harbor Contributions shall be made to the Plan as soon as administratively practicable after the end of each Plan Year but in no event shall any True-Up Safe Harbor Contributions be made later than the deadline, including extensions, for the filing of the Employer’s U.S. income tax return for the year to which the True-Up Safe Harbor Contributions relate.

8. The first sentence of the second paragraph of Section 7.04 as previously amended by paragraph 15 of Amendment No. 7 dated July 12, 2018, is hereby amended by the deletion of such sentence in its entirety and the substitution of the following:

In determining the maximum Annual Additions to this Plan, Elective Deferrals (excluding Pre-Tax Catch-Up Contributions and/or Roth Catch-Up Contributions), HWC Safe Harbor Contributions, True-Up Safe Harbor Contributions, Basic Employer Contributions, Enhanced Employer Contributions and Forfeitures shall be included.

9. Section 9.03 is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

9.03 Allocation of HWC Safe Harbor Contribution and True-Up Safe Harbor Contribution. The HWC Safe Harbor Contribution and True-Up Safe Harbor Contribution shall be allocated to the HWC Safe Harbor Contribution Account of each eligible Participant as of the Valuation Date coinciding with or next following the date the HWC Safe Harbor Contribution and/or True-Up Safe Harbor Contribution, as applicable, is made to the Plan in the amount specified under Section 7.02 for each such Participant.

10. Section 23.04 as previously amended by paragraph 24 of Amendment No. 7 dated July 12, 2018, is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

23.04 Make-Up Employer Contributions. The Employer shall make up any HWC Safe Harbor Contribution and True-Up Safe Harbor Contribution that the Employer would have made and which the Plan Administrator would have allocated to the Participant’s Account during the period of Qualified Military Service based on any make-up Elective Deferrals that the Participant makes under Section 23.03. The Employer will also make any Basic Employer Contributions and/or Enhanced Employer Contributions the Participant would have been entitled to receive during the period of Qualified Military Service had the Participant remained employed during such period.

This Amendment is executed this _____ day of ___________, 2019.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 12)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi (the “Sponsor”), and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor desires to amend the Plan to provide credit under the Plan for Years of Service with MidSouth Bancorp Inc. (“MidSouth”) and its subsidiaries to employees of MidSouth and its subsidiaries who become employed by the Sponsor or an Affiliate in connection with the mergers of MidSouth and its wholly owned subsidiary, MidSouth Bank, N.A., with and into the Sponsor and its wholly-owned subsidiary, Hancock Whitney Bank, pursuant to that certain Agreement and Plan of Merger by and between Hancock Whitney Corporation and MidSouth Bancorp, Inc., dated April 30, 2019 (the “Mergers”).

NOW, THEREFORE, the Plan is hereby amended, effective September 21, 2019 (or, if different, the actual effective date of the Mergers), as follows:

32. The second paragraph of Section 3.52, as previously amended, is further amended to add a new subparagraph (e) at the end thereof to read in its entirety as follows:

(e)

Service with MidSouth Bancorp, Inc. (“MidSouth”) and its subsidiaries shall count for purposes of eligibility to participate and vesting for individuals who become Eligible Employees of the Sponsor or an Affiliate thereof on September 21, 2019 or, if different, the actual effective date of the mergers of MidSouth and its wholly-owned subsidiary, MidSouth Bank, N.A., with and into the Sponsor and its wholly-owned subsidiary, Hancock Whitney Bank, (the “Transfer Date”) and who were employed by MidSouth or one of its subsidiaries on the day immediately preceding the Transfer Date.

[Signature Page Follows]

This Amendment is executed this _____ day of September, 2019.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 13)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor desires to amend the Plan for compliance with the final Treasury Regulations on hardship distributions;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2019, unless otherwise stated:

1. Section 11.06 of the Plan, as amended by Amendments No. 6 and No. 7, is hereby further amended by the deletion of that Section in its entirety and the substitution of the following:

11.06 Hardship. A Participant may request a distribution from the Plan for reasons of financial hardship. A financial hardship distribution shall only be made if the Participant has an immediate and heavy financial need and the distribution is necessary to satisfy the need. Specifically, the distribution shall be made only if the following conditions are met:

(a)	Immediate and Heavy Financial Need. A Participant shall be deemed as having an immediate and heavy financial need only if the need is associated with one of the following:

(i)

payment of eligible, unreimbursed medical expenses deductible under Section 213(d) of the Code, determined without regard to the limitations in Section 213(a) of the Code) for hospitalization or other medical care previously incurred or necessary to obtain medical care on account of an accident, serious illness, or disability affecting the Participant, the Participant’s Spouse, or the Participant’s dependents (as defined in Section 152 of the Code);

(ii)

payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, the Participant’s children, or the Participant’s dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(iii)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(iv)	payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)	payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child or dependent (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code);

(vi)

expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to Section 165(h)(5) of the Code and whether the loss exceeds 10% of adjusted gross income); or

(vii)

expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(b)	Distribution Necessary to Satisfy Need. A distribution is necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i)

The amount of the distribution does not exceed the amount necessary to satisfy the Participant’s immediate and heavy financial need described at paragraph (a) (including amounts necessary to pay any federal, state or local income taxes and penalties reasonably anticipated as a result of the distribution);

(ii)

Before a Participant can receive a hardship distribution under this Section, such Participant must have obtained all distributions (other than hardship distributions) currently available under all plans maintained by the Employer, including a request for dividend distribution. A Participant who makes a hardship distribution request under this Section 11.06 and who has previously elected (or is deemed to have previously elected) reinvestment of Designated Dividends in the Qualifying Employer Securities Fund in accordance with Section 24.11, shall be deemed to have affirmatively elected to receive Designated Dividends in cash on the date the hardship distribution is made. The Participant’s election to receive Designated Dividends in cash shall remain in effect until the Participant subsequently makes an affirmative election otherwise in accordance with Section 24.11(a); and

(iii)

The Participant represents (in writing, by an electronic medium (including via a recorded telephone call), or in such other form as determined by the Plan Administrator and prescribed by the Commissioner of the IRS) that he or she has insufficient cash or other liquid assets to satisfy the need. The Plan Administrator may rely on the Participant’s representation, unless the Plan Administrator has actual knowledge to the contrary.

Hardship distributions shall be made pro rata from the Participant’s Pre-Tax Elective Deferral Account and Roth Elective Deferral Account, if any, including Net Earnings allocated to such accounts, and from any Profit Sharing Account, Whitney Profit Sharing Account, Rollover Account, Roth Rollover Account and In-Plan Roth Rollover Contribution Account and Transfer Account, if any, allocated to the Participant’s account. In no event shall hardship distributions be made from a Participant’s Basic Employer Contribution Account, Enhanced Employer Contribution Account, Matching Contribution Account, or HWC Safe Harbor Contribution Account. Any hardship distribution to a Participant under this Section 11.06 shall be in cash in a single sum.

[Signature page follows]

This Amendment is executed this _____ day of ______________, 2019.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 14)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor wishes to amend the Plan to exclude short-term disability benefit payments from Compensation for purposes of computing contributions under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2020:

Section 3.13 is hereby amended by the deletion of the first sentence thereof, as previously amended by Amendment No. 6 dated July 12, 2018, and the substitution of the following:

Compensation for purposes of computing contributions under this Plan shall mean an Employee’s actual cash salary or wages, including base pay, commissions, incentives, overtime and bonuses and excluding short-term disability payments under the Employer’s short-term disability plan (including any tax gross-up payments made in connection with such payments) and extraordinary income, earned after the Employee’s effective date of participation pursuant to Section 5.01.

This Amendment is executed this _____ day of February, 2020.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 15)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor wishes to amend the Plan to provide a default cash payment to Participants entitled to a mandatory distribution with respect to an investment in Employer Stock who fail to make an election to receive such distribution in either Employer Stock or cash.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2020:

Section 24.07 of the Plan and Trust Agreement is hereby amended by the deletion of the first paragraph of that Section in its entirety and the substitution of the following:

Notwithstanding any provision of the Plan to the contrary, any distribution hereunder made with respect to an investment in Employer Stock shall be made (a) in whole shares of Employer Stock (with any fractional share paid in cash) or (b) in cash, as elected by the Participant or Beneficiary. Each Participant or Beneficiary entitled to such a distribution shall be given notice of the right to elect such distribution in the form of whole shares of Employer Stock (with any fractional share distributed in cash) or cash and provided a period of at least thirty (30) days in which to exercise such election. In the event such distribution is a mandatory distribution, as defined in Section 11.02 hereof, and the Participant or Beneficiary fails to notify the Plan Administrator of his election to have the distribution either made in whole shares of Employer Stock (with any fractional share distributed in cash) or cash within thirty (30) days of being provided notice of such right, such distribution shall be made in cash in accordance with the provisions of Section 11.02.

Signature Page Follows

This Amendment is executed this _____ day of ______________, 2020.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE

HANCOCK WHITNEY CORPORATION

401(K) SAVINGS PLAN AND TRUST AGREEMENT

(Amendment No. 16)

THIS AMENDMENT is made by and between HANCOCK WHITNEY CORPORATION, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and HANCOCK WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, the Hancock Whitney Corporation 401(k) Savings Plan (the “Plan”) was originally adopted effective July 1, 1996; and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company 401(k) Savings Plan and Trust Agreement (now known as the Hancock Whitney Corporation 401(k) Savings Plan and Trust Agreement), effective January 1, 2017 (the “Plan and Trust Agreement”); and

WHEREAS, the Plan may be amended pursuant to Section 17.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor desires to amend the Plan to revise the definition of Compensation regarding treatment of post-severance compensation and to make other changes and clarifications;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2020, unless otherwise stated:

1.	Section 3.13 of the Plan, as amended by Amendments No. 3, 6 and No. 14, is hereby further amended by the deletion of that Section in its entirety and the substitution of the following:

3.13 Compensation for purposes of computing contributions under this Plan shall mean an Employee’s actual cash salary or wages, including base pay, commissions, incentives, overtime and bonuses and excluding short-term disability payments under the Employer’s short-term disability plan (including any tax gross-up payments made in connection with such payments) and extraordinary income, earned after the Employee’s effective date of participation pursuant to Section 5.01. Compensation shall include Elective Deferrals under this Plan and any amounts which are contributed to another plan by the Employer pursuant to a salary reduction agreement with the Employee under Sections 125(a), 402(e)(3), 402(h), 402(k), 457(b) or 132(f)(4) of the Code (regardless of whether such amounts are includable in the Employee’s taxable income). Compensation also includes payments described in the second to last paragraph of Section 3.51 but only if such payments are made during the first two payroll periods following the Employee’s Severance from Employment. Compensation shall not include deferrals made to a nonqualified deferred compensation plan of the Employer or any amounts paid after the Employee’s death. Except as otherwise provided in this Plan, Compensation for nondiscrimination testing purposes shall mean W-2 income or any other definition permitted under Section 414(s) of the Code, as amended.

2.	The second to last paragraph of Section 3.51 of the Plan, is hereby amended by the deletion of that paragraph in its entirety and the substitution of the following:

Section 415 Compensation shall include certain payments made within 2 1⁄2 months following the Employee’s Severance from Employment or the end of the Limitation Year that includes such date of Severance from Employment. Such payments include payments that, absent a Severance from Employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours; compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; and payments for unused vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any other payments after the Employee’s Severance from Employment shall not be considered Section 415 Compensation.

3.	Section 5.06 of the Plan, as amended by Amendment No. 7, is hereby further amended by the deletion of the last sentence of that Section and the substitution of the following:

A Participant may change his or her Elective Deferral election at any time; provided, however, no such change of an Elective Deferral election may be made to be effective after the Participant’s Severance from Employment.

4.	Section 10.6 of the Plan, as amended by Amendment No. 10, is hereby further amended by the deletion of the last two sentences of that Section and the substitution of the following:

Any remaining Forfeitures are next utilized to reduce future Employer contributions including, but not limited to, any corrective contributions and related earnings made by the Employer pursuant to the IRS’ Employee Plans Compliance Resolution System and, to the extent there is any excess, to pay Plan expenses.

[Signature Page Follows]

This Amendment is executed this _____ day of December, 2020.

HANCOCK WHITNEY CORPORATION

By:

Title:
SPONSOR

HANCOCK WHITNEY BANK

By:

Title:
TRUSTEE